Filed pursuant to Rule 424(b)(5)
Registration No. 333-180289

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 and is subject to completion. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2014

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 22, 2012)

HSBC USA Inc.

$             % Senior Notes due 2017

$             % Senior Notes due 2019

$             % Senior Notes due 2024

$         Floating Rate Senior Notes due 2017

We are offering $                 principal amount of     % Senior Notes due 2017 (the “2017 Fixed Rate Notes”), $                 principal amount of     % Senior Notes due 2019 (the “2019 Fixed Rate Notes”) and $                 principal amount of     % Senior Notes due 2024 (the “2024 Fixed Rate Notes” and, together with the 2017 Fixed Rate Notes and the 2019 Fixed Rate Notes, the “Fixed Rate Notes”). We will pay interest on the Fixed Rate Notes semi-annually on                      and                      of each year commencing                     ,          at a rate equal to     % per annum on the 2017 Fixed Rate Notes,     % per annum on the 2019 Fixed Rate Notes and     % per annum on the 2024 Fixed Rate Notes.

We are offering $                 principal amount of Floating Rate Senior Notes due 2017 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). Subject to adjustment as specified herein, we will pay interest on the Floating Rate Notes on                     ,                     ,                      and                      of each year commencing                     ,          at a rate for each interest period equal to the three-month U.S. Dollar LIBOR (as described herein), reset quarterly, plus          basis points.

The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. The Notes will be issued only in registered form in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

The Notes are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of HSBC USA Inc. Neither the Federal Deposit Insurance Corporation nor any other government agency has insured the Notes.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-1 of this Prospectus Supplement and the other information included and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus for a discussion of the factors you should carefully consider before deciding to purchase any Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2017 Fixed Rate Note		Total	Per 2019 Fixed Rate Note		Total	Per 2024 Fixed Rate Note		Total	Per Floating Rate Note		Total
Public offering price(1)		%	$		%	$		%	$		%	$
Underwriting discounts		%	$		%	$		%	$		%	$
Proceeds, before expenses, to HSBC USA Inc.(1)		%	$		%	$		%	$		%	$

(1)	Plus accrued interest from June , 2014.

The Notes will be ready for delivery in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A., on or about June     , 2014.

HSBC USA Inc. may use this Prospectus Supplement and the accompanying Prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC USA Inc., may use this Prospectus Supplement and the accompanying Prospectus in market-making transactions in these securities after the initial sale. Unless HSBC USA Inc. or its agent informs the purchaser otherwise in the confirmation of sale, this Prospectus Supplement and the accompanying Prospectus is being used in a market-making transaction.

HSBC

The date of this Prospectus Supplement is June     , 2014

The Company has not authorized anyone to provide you with information different from that contained in this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement and the accompanying Prospectus may only be used where it is legal to sell these securities. The information contained in this Prospectus Supplement and the accompanying Prospectus is accurate only as of the date of this Prospectus Supplement, regardless of the time of delivery of this Prospectus Supplement or any sales of the Notes.

In this Prospectus Supplement and the accompanying Prospectus, the “Company,” “we,” “our” and “HSBC USA” refer to HSBC USA Inc. and its subsidiaries and the “Bank” refers to HSBC Bank USA, National Association.

The Notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. See “Underwriting (Conflicts of Interest).”

The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus Supplement and the accompanying Prospectus come should inform themselves about and observe any such restrictions. This Prospectus Supplement and the accompanying Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

References herein to “$” and “dollars” are to the currency of the United States.

RISK FACTORS

Investing in the Notes involves risk. Prospective investors should consult their own financial and legal advisors about risks associated with an investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances. Prospective investors of the Notes should understand the risks of investing in the Notes and should reach their own investment decision, only after careful consideration, with their advisors, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors, the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2013, and the other information included and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

Risks Related to the Notes

We may issue securities with rights equivalent to those of the Notes and/or secured debt.

There is no restriction on the amount of securities that we may issue which rank equivalent to the Notes being offered hereby. The issue of any such securities may reduce the amount recoverable by holders of the Notes in the event we are wound up.

Further, the terms of the indenture governing the Notes permit us (and our subsidiaries) to incur additional debt, including secured debt. The Notes will rank equally with all of our present and future indebtedness that is not subordinated to the Notes. The Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries and to any indebtedness that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness.

The Notes will be structurally subordinated to debt of our subsidiaries, which will not guarantee the Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of those banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The Notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the Notes. The indenture relating to the Notes does not limit the ability of our subsidiaries to issue or incur additional debt.

The Notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the Notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by bank subsidiaries is subject to federal law restrictions.

Our credit ratings may not reflect all risks of an investment in the Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors that influence the value of the Notes. Furthermore, because your return on the Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

There may not be any trading market for the Notes.

There is currently no secondary market for the Notes and we cannot assure you that one will develop. Certain of the underwriters have advised us that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure you that an active secondary market for the Notes will develop and, even if one does, it may not be liquid and may not continue for the term of the Notes. If the secondary market for the Notes is limited, there may be few buyers if you choose to sell your Notes prior to maturity and this may reduce the price you receive.

Three-month LIBOR, and therefore the value of the Floating Rate Notes, may be volatile and will be affected by a number of factors.

Three-month LIBOR, and therefore the value of the Floating Rate Notes is subject to volatility due to a variety of factors, including but not limited to:

•	interest and yield rates in the market,

•	changes in, or perceptions, about the future level of three-month LIBOR,

•	general economic conditions,

•	policies of the Federal Reserve Board regarding interest rates,

•	supply and demand among banks in London for United States dollar-denominated deposits with approximately a three-month term,

•	sentiment regarding underlying strength in the United States and global economies,

•	expectations regarding the level of price inflation,

•	sentiment regarding credit quality in the U.S. and global credit markets,

•	central bank policy regarding interest rates,

•	inflation and expectations concerning inflation,

•	performance of capital markets,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect markets generally and that may affect three-month LIBOR,

•	the time remaining to the maturity of the Floating Rate Notes, and

•	the creditworthiness of HSBC USA Inc.

The impact of any of the factors set forth above may enhance or offset some or any of the changes resulting from another factor or factors. Decreases in three-month LIBOR would result in the corresponding decrease in interest payable on the Floating Rates Notes.

It is unclear how changes in the method for determining LIBOR may affect the value of the Floating Rate Notes.

As a result of concerns about the accuracy of the calculation of the daily LIBOR, a number of British Bankers’ Association (the “BBA”) member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and there are ongoing investigations by regulators and governmental authorities in various jurisdictions. Following a review of LIBOR conducted at the request of the U.K. Government, on September 28, 2012, recommendations for reforming the setting and governing of LIBOR were released (the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting and a reduction in the number of currencies and tenors for which LIBOR is published. Based on the Wheatley Review and on a subsequent public and governmental consultation process, on March 25, 2013, the U.K. Financial Services Authority published final rules for the U.K. Financial Conduct Authority’s regulation and supervision of LIBOR (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. The FCA Rules took effect on April 2, 2013. In addition, ICE Benchmark Administrator Limited (the “ICE Administrator”) has been appointed as the independent LIBOR Administrator, effective February 1, 2014. It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities such as the Floating Rate Notes. Further, it is unclear how the changes in the method for determining LIBOR may affect the value of the Floating Rate Notes, but decreases in LIBOR as a result of the changes of methodology would result in a corresponding decrease in the interest payable on the Floating Rate Notes and may negatively affect the value of the Floating Rate Notes. In addition, any changes announced by the U.K. Financial Conduct Authority, the ICE Administrator or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the interest payable on the Floating Rate Notes may decrease and the value of the Floating Rate Notes may be negatively affected.

USE OF PROCEEDS

We estimate that we will receive $        , after deducting offering expenses and underwriting commissions, from the sale of the Notes. The net proceeds from the sale of the Notes will be used by us and/or our subsidiaries for general corporate purposes, which may include investments in and advances to our affiliates or subsidiaries, including the Bank.

DESCRIPTION OF NOTES

General

The following description of the terms of Notes offered hereby supplements, insofar as such description relates to the Notes, the description of the Debt Securities set forth in the accompanying Prospectus, to which description reference is hereby made. The Notes are part of the Debt Securities registered by the Company with the Securities and Exchange Commission (the “SEC”) to be issued on terms to be determined at the time of sale. For purposes of this “Description of Notes,” references to the “Company,” “we,” “our” and “HSBC USA” include only HSBC USA Inc. and not its subsidiaries.

The Notes are to be issued under an Indenture (the “Indenture”) dated as of March 31, 2009, between the Company and Wells Fargo Bank, National Association, as the trustee (the “Trustee”). The Notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York. The Indenture is more fully described in the accompanying Prospectus under “Description of Debt Securities.” HSBC Bank USA, N.A. will act as Paying Agent and Securities Registrar for the Notes. The Indenture does not limit or prohibit us from incurring additional Senior Indebtedness.

The Notes will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. At maturity, the amount due and payable on the Notes will be equal to 100% of their principal amount outstanding, together with interest accrued but unpaid thereon to such maturity date.

The Notes will initially be issued in book-entry form. Definitive Notes will only be issued in the limited circumstances described under “Book-Entry Procedures” in the accompanying Prospectus. Any Notes issued in definitive form will be issued only in fully registered form, without coupons, in denominations of $100,000 and in integral multiples of $1,000 in excess thereof, in the amount of each holder’s registered holdings. Any Notes so issued will be registered in such names, and in such denominations, as the Depositary shall request. Such

Notes may be presented for registration of transfer or exchange at the office of the Registrar in New York, New York and principal thereof and interest thereon will be payable at such office of the Paying Agent, provided that interest thereon may be paid by check mailed to the registered holders of the definitive Notes.

Ranking

The Notes will:

•	be unsecured obligations of the Company;

•

be effectively subordinated to all our existing and any future secured indebtedness, to the extent of the assets securing such indebtedness, and to any existing and future indebtedness and other liabilities of our subsidiaries;

•	be equal in right of payment with any of our existing or future unsecured, unsubordinated indebtedness; and

•	rank senior to any of the Company’s existing and any future subordinated indebtedness.

Interest

Fixed Rate Notes

Interest on the Fixed Rate Notes will be payable semi-annually on                      and                      of each year commencing                      ,          (each an “Interest Payment Date”) at a rate equal to     % per annum on the 2017 Fixed Rate Notes,     % per annum on the 2019 Fixed Rate Notes and     % per annum on the 2024 Fixed Rate Notes. Interest payable on each Interest Payment Date will include interest accrued from and including June     , 2014, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the next Interest Payment Date. Interest payable prior to maturity will be payable to the persons in whose names the Fixed Rate Notes are registered at the close of business on the 15th calendar day preceding an Interest Payment Date. The interest payment at maturity will include interest accrued to but excluding the maturity date and will be payable to the persons to whom principal is payable. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date is not a New York Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding New York Business Day unless such day falls in the next calendar month, in which case such Interest Payment Date shall be the immediately preceding day that is a New York Business Day. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Interest Payment Date. If the maturity date falls on a day that is not a New York Business Day, payment of principal and interest on the Fixed Rate Notes will be made on the next day that is a New York Business Day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default under the Fixed Rate Notes or the Indenture.

“New York Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

Floating Rate Notes

Interest on the Floating Rate Notes will be payable quarterly on                     ,                     ,                      and                      of each year subject to adjustment as specified below (each, a “Floating Interest Payment Date”), beginning on                     . Interest on the Floating Rate Notes payable prior to maturity will be payable to the persons in whose names the Floating Rate Notes are registered at the close of business on                     ,                     ,                      and                     , as applicable (which are the regular record dates), immediately preceding the related Floating Interest Payment Date.

The interest rate for the first Interest Period (as defined below) will be LIBOR (as defined below), as determined on                     , plus      basis points. Thereafter, the interest rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus      basis points. The interest rate will be reset quarterly on each Interest Reset Date (as defined below).

As long as any Floating Rate Notes are outstanding, we will maintain a Calculation Agent (as defined below) for calculating the interest rates on the Floating Rate Notes. HSBC Bank, USA, N.A. will act initially as Calculation Agent.

We will pay interest on the Floating Rate Notes on the Floating Interest Payment Dates stated above and at maturity. Interest payable on each Floating Interest Payment Date will include interest accrued from and including                      ,         , or from and including the most recent Floating Interest Payment Date to which interest has been paid or duly provided for, to but excluding the next Floating Interest Payment Date. For each Interest Period, interest will be calculated on the basis of the actual number of days elapsed and a 360-day year.

With respect to the Floating Rate Notes, if any Interest Reset Date or Floating Interest Payment Date (other than the maturity date) would otherwise be a day that is not a Floating Rate Business Day (as defined below), such Floating Interest Payment Date shall be postponed to the next succeeding Floating Rate Business Day unless such day falls in the next calendar month, in which case such Floating Interest Payment Date shall be the immediately preceding day that is a Floating Rate Business Day. If any such Floating Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Interest Payment Date. If the maturity date falls on a day that is not a Floating Rate Business Day, payment of principal and interest on the Floating Rate Notes will be made on the next day that is a Floating Rate Business Day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default under the Floating Rate Notes or the Indenture.

With respect to any Interest Determination Date, “LIBOR” will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the Calculation Agent, any paying agents or their respective affiliates), as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards). If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York (which may include the Calculation Agent, the paying agents or their affiliates) selected by the Calculation Agent (after consultation with us) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association or its successor as LIBOR administrator for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Floating Rate Notes shall be conclusive and binding on the holders of Floating Rate Notes, us and the Trustee, absent manifest error.

“Floating Rate Business Day” means any day that is both a New York Business Day and a London Banking Day.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to adjustment in accordance with the day count convention specified above.

“Interest Period” means the period beginning on, and including, a Floating Interest Payment Date and ending on, but not including, the following Floating Interest Payment Date; provided that the first Interest Period will begin on                      ,         , and will end on, but not include, the first Floating Interest Payment Date.

“Interest Determination Date” means, for each Interest Reset Date, the day that is two London Banking Days preceding such Interest Reset Date.

“Calculation Agent” means HSBC Bank, USA, N.A.

Additional Amounts

In the event that any payment on the Notes by us or any paying agent is subject to withholding of United States federal income tax (as a result of a change in law or otherwise), we will not pay additional amounts to the Holders of the Notes. For a discussion relating to certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes for non-U.S. Holders, see “U.S. Federal Income Tax Considerations Relating to Debt Securities—Tax Consequences to Non-U.S. Holders” in the accompanying Prospectus and “Certain Additional U.S. Federal Income Tax Considerations Relating to the Notes” in this Prospectus Supplement.

Redemption and Defeasance

General

The Notes are not redeemable by the Company or at the option of the holders at any time.

Provisions of the Indenture relating to defeasance will be applicable to the Notes. See “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying Prospectus.

The Notes are not subject to any sinking fund.

Depositary

Upon issuance, the Notes will be represented by fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company or any successor thereto (“DTC” or the “Depositary”), as Depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee). Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as

operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations which are participants in such systems. See “Book-Entry Procedures” in the accompanying Prospectus.

Further Issues

The Company may from time to time, without notice to or the consent of the registered holders of the Notes, create and issue further notes ranking equivalent to the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

CERTAIN ADDITIONAL U.S. FEDERAL INCOME TAX

CONSIDERATIONS RELATING TO THE NOTES

Foreign Account Tax Compliance Act

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income (including interest and original issue discount) on, and the gross proceeds from a disposition of, securities made to certain foreign entities unless various information reporting requirements are satisfied. We will not pay any additional amounts in respect of such withholding. These rules generally would apply to payments made after December 31, 2012. Despite the December 31, 2012 date set forth in the HIRE Act, the U.S. Treasury Department has issued guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to July 1, 2014 and that the withholding tax on gross proceeds from a disposition of securities will not be imposed with respect to payments made prior to January 1, 2017. Under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, securities outstanding as of March 18, 2012 (the “Grandfather Date”). However, the U.S. Treasury Department has released guidance extending the Grandfather Date to July 1, 2014. Prospective investors should consult their tax advisors regarding the HIRE Act.

For a detailed discussion relating to certain United States federal income tax consequences to holders of the acquisition, ownership and disposition of the Notes, see “U.S. Federal Income Tax Considerations Relating to Debt Securities” in the accompanying Prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions of an underwriting agreement dated June     , 2014, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us the principal amount of Notes listed opposite their respective names below.

Underwriters	Principal Amount of 2017 Fixed Rate Notes	Principal Amount of 2019 Fixed Rate Notes	Principal Amount of 2024 Fixed Rate Notes	Principal Amount of Floating Rate Notes
HSBC Securities (USA) Inc.	$	$	$	$

Total	$	$	$	$

The underwriters have agreed to purchase all of the Notes sold pursuant to the underwriting agreement if any of such Notes are purchased. The underwriting agreement provides that if any underwriter defaults, the underwriting agreement, in certain circumstances, may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

The underwriters have advised us that they propose initially to offer the Notes to the public at the respective public offering prices on the cover page of this Prospectus Supplement. After the initial public offering, the public offering price, concession and discount with respect to any series of the Notes offered hereby may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $         and are payable by us.

The Notes are new issues of securities with no established trading market. We have been advised by the underwriters that certain of the underwriters intend to make a market in each series of Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of Notes or that an active public market for any series of Notes will develop.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the Notes of each series. Such transactions consist of bids or purchases to peg, fix or maintain the price of the Notes. If the underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are specified on the cover page of this Prospectus Supplement, the underwriters may reduce that short position by purchasing Notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes of each series. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their affiliates may have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Conflicts of Interest

HSBC USA Inc. and HSBC Securities (USA) Inc. are wholly owned indirect subsidiaries of HSBC Holdings plc. HSBC Securities (USA) Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and as a result of HSBC Securities (USA) Inc.’s participation as an underwriter in this offering it is deemed to have a “conflict of interest” within the meaning of Rule 5121 of FINRA (“Rule 5121”). Therefore, this offering will be conducted in accordance with Rule 5121, which requires that HSBC Securities (USA) Inc. not make sales to discretionary accounts without the prior written consent of the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to Rule 5121(a)(1)(C).

Compliance with non-U.S. Laws and Regulations

The underwriters have represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the Notes directly or indirectly, or distribute this Prospectus Supplement or the accompanying Prospectus or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in the underwriting agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriters have represented and agreed that:

(a) they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by them in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the Notes in, from or otherwise involving the United Kingdom.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organized under the laws of Japan.

Singapore

This Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less that S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) pursuant to Section 276(7) of the SFA.

Any resale of the Notes offered hereby is regarded as a separate offer and therefore must comply with the offering restrictions set forth above.

Mexico

The Notes have not been and will not be registered with the National Securities Registry maintained by the Comisión Nacional Bancaria y de Valores (the “CNBV”) and may not be offered or sold publicly in Mexico. The underwriters have represented and agreed that they have not offered and will not offer the Notes publicly in Mexico and that they have not and will not distribute this Prospectus Supplement and the accompanying Prospectus or any other materials relating to the Notes publicly in Mexico. The Company will notify the characteristics of the offering to the CNBV under Article 7, second paragraph, of the Securities Market Law, for information purposes only. Such notice does not imply any certification as to the investment quality of the Notes, the solvency of the Company or the accuracy or completeness of the information contained in this Prospectus Supplement or the accompanying Prospectus. Furthermore, the information contained in this Prospectus Supplement and the accompanying Prospectus has not been reviewed or authorized by the CNBV of Mexico and is the exclusive responsibility of the Company. The Notes may not be offered or sold in Mexico except through a private offering in accordance with Article 8 of the Securities Market Law. Any Mexican investor who acquires these Notes from time to time must rely on its own examination of the Company.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about June     , 2014, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the following business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade those Notes on the date of pricing or the following business day should consult their own advisor.

LEGAL OPINIONS

Certain legal matters with respect to the validity of the Notes and certain tax matters with respect to the Notes will be passed upon for HSBC USA by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters with respect to the Notes will be passed upon for HSBC USA by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of HSBC USA as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this Prospectus Supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

HSBC USA Inc.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

and

Units

HSBC USA Inc. from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, warrants, purchase contracts and units.

HSBC USA Inc. will provide specific terms of the securities that it may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC USA Inc. may use this prospectus in connection with the initial sale of these securities. In addition, HSBC Securities (USA) Inc., or other affiliates of HSBC USA Inc., may use this prospectus in market-making transactions in these or similar securities after the initial sale. UNLESS HSBC USA INC. OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.

The date of this prospectus is March 22, 2012

You should rely only on the information provided or incorporated by reference in this prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of such document.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more initial offerings. This prospectus may also be used in market-making transactions, as described under the heading “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST).” This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide one or more supplements to this prospectus (each, a “Prospectus Supplement”) that will contain specific information about the terms of that offering. The Prospectus Supplement may also add to or update information contained in this prospectus. You should read both this prospectus and any Prospectus Supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.” In this prospectus, “us,” “we,” “our,” “Corporation” and “HSBC USA” refer to HSBC USA Inc. and “Bank” refers to HSBC Bank USA, National Association.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, and in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, including information contained in our filings with the SEC after the date of this prospectus. The Prospectus Supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that Prospectus Supplement.

WHERE YOU CAN FIND MORE INFORMATION

HSBC USA files annual, quarterly and current reports and other information with the SEC. You may read and copy any document filed by HSBC USA at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. This website URL is an inactive textual reference only.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the HSBC USA documents listed below and any future filings made by HSBC USA with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act, until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Current Reports on Form 8-K filed January 19, 2012, February 3, 2012, February 6, 2012, February 13, 2012, February 16, 2012 and March 7, 2012; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of HSBC USA and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by HSBC USA in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a copy of these filings, at no cost, by writing or telephoning us at: HSBC USA Inc., 26525 North Riverwoods Boulevard, Mettawa, Illinois 60045, Attention: Corporate Secretary, Telephone: (224) 544-2000. These filings are also available on the website HSBC USA maintains at www.hsbcusa.com. This website URL is an inactive textual reference only. Information on that website does not constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the matters discussed under the caption “HSBC USA INC.” and elsewhere in this prospectus and any Prospectus Supplement or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HSBC USA to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a list of such risks, uncertainties and factors you should refer to the information incorporated by reference herein. See “WHERE YOU CAN FIND MORE INFORMATION.”

HSBC USA INC.

HSBC USA Inc., a Maryland corporation, is a New York State-based bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”). HSBC USA had its origin in Buffalo, New York in 1850 as The Marine Trust Company, which later became Marine Midland Banks, Inc. In 1980, The Hongkong and Shanghai Banking Corporation (now HSBC Holdings plc (“HSBC Holdings”)) acquired 51 percent of the common stock of Marine Midland Banks, Inc. and the remaining 49 percent in 1987. In December 1999, HSBC Holdings acquired Republic New York Corporation and merged it with HSBC USA. The address of HSBC USA’s principal executive office is 452 Fifth Avenue, New York, New York 10018 (telephone 212-525-5000).

HSBC USA is a subsidiary of HSBC North America Inc., an indirect wholly owned subsidiary of HSBC Holdings. HSBC Holdings, headquartered in London, England, is one of the largest banking and financial services organizations in the world. HSBC Holdings’ ordinary shares are admitted to trading on the London Stock Exchange and are listed on The Stock Exchange of Hong Kong, Euronext Paris and the Bermuda Stock Exchange, and its American depository shares are listed on the New York Stock Exchange.

USE OF PROCEEDS

Unless stated otherwise in the applicable Prospectus Supplement, HSBC USA will use the net proceeds from initial sales of the securities for general corporate purposes, which may include one or more of the following: investments in and extensions of credit to our subsidiaries, including our principal subsidiary, HSBC Bank USA, National Association; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of our outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term obligations.

DESCRIPTION OF DEBT SECURITIES

HSBC USA may offer, from time to time, one or more series of unsecured senior notes (“Debt Securities”). The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any supplement to this prospectus (“Prospectus Supplement”) may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

General

HSBC USA will issue Debt Securities constituting either senior debt (the “Senior Debt Securities”) or subordinated debt (the “Subordinated Debt Securities”). Senior Debt Securities will be issued under a senior debt indenture (each, a “Senior Indenture”). Subordinated Debt Securities will be issued under a subordinated debt indenture (each, a “Subordinated Indenture”). The indenture trustee under the Senior Indenture will be either Wells Fargo Bank, National Association, Deutsche Bank Trust Company Americas or such other entity as is specified in the applicable Prospectus Supplement. The indenture trustee under the Subordinated Indenture will be either Deutsche Bank Trust Company Americas or such other entity as is specified in the applicable Prospectus Supplement. We refer to the Senior Indenture and the Subordinated Indenture individually as an “Indenture” and collectively as the “Indentures.” HSBC USA has appointed the Bank to act as paying agent under each Indenture.

The following summaries of certain provisions of the Indentures do not purport to be complete and these summaries are qualified in their entirety by reference to all of the provisions of the applicable Indenture, including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the applicable Indenture.

The following briefly summarizes the material provisions of the Indentures and the Debt Securities, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Debt Securities, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Indentures as described under the caption “WHERE YOU CAN FIND MORE INFORMATION.” So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable Indenture or, if no indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary, including the Bank, upon the subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued. HSBC USA may issue Debt Securities in series up to the aggregate principal amount that may be authorized from time to time without your consent. The Debt Securities will be the unsecured obligations of HSBC USA (Section 113). The Senior Debt Securities will rank on a parity with all of the other unsecured and unsubordinated indebtedness of HSBC USA. The Subordinated Debt Securities will be subordinate in right of payment, as described under “—Subordinated Debt Securities—Subordination.”

The Debt Securities may be issued in one or more series of Senior Debt Securities and/or one or more series of Subordinated Debt Securities. Holders should refer to the applicable Prospectus Supplement for the terms of the particular series of Debt Securities, including, where applicable (Section 301):

•	the title of the Debt Securities (which shall distinguish the offered Debt Securities from all other series of Debt Securities);

•

the limit, if any, on the aggregate principal amount of the Debt Securities that may be authenticated and delivered under the applicable Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of the same series pursuant to Sections 304, 305, 306, 1106 or 1308 of the applicable Indenture);

•

the dates on which or periods during which the Debt Securities will be issued, and the dates on, or the range of dates within, which the principal of (and premium, if any, on) the Debt Securities are or may be payable;

•

the rate or rates at which the Debt Securities will bear interest, if any, or the method by which the rate or rates will be determined, and the date or dates from which interest, if any, will accrue, the date or dates on which interest, if any, on the Debt Securities will be payable and, in the case of registered securities, the regular record dates for the interest payable on the interest payment dates or the method by which the date or dates will be determined;

•

if other than the designated office of the indenture trustee in New York City, the place or places where (i) payments on the Debt Securities will be payable, (ii) the Debt Securities may be surrendered for registration of transfer, (iii) the Debt Securities may be surrendered for exchange, and (iv) notices to or upon HSBC USA in respect of the Debt Securities and the applicable Indenture may be served;

•

the period or periods within which or the dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, if any, in whole or in part, at our option or otherwise;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which any Debt Securities will be issuable;

•	if other than the applicable indenture trustee, the identity of each security registrar and/or paying agent;

•

if other than the principal amount, the portion of the principal amount (or the method by which this portion will be determined) of the Debt Securities that will be payable if the maturity thereof is accelerated;

•

if other than in United States dollars, the currency in which the Debt Securities will be denominated or in which payment of the principal and premium, if any, or interest, if any, on the Debt Securities will be payable and any other terms concerning such payment;

•

any index, formula or other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amount of payments of principal of and premium, if any, and interest, if any, on the Debt Securities and the manner in which those amounts will be determined;

•

if the principal, premium, if any, or interest, if any, on Debt Securities is to be payable in other than or in combination with cash, the securities, commodities, other property or combination thereof in which such principal, premium, if any, or interest, if any, is so payable, and the terms and conditions (including the manner of determining the value of any such securities, commodities, other property or any combination thereof) upon which such payment is to be made;

•

if the principal, premium, if any, or interest, if any, on Debt Securities of the series are to be payable, at the election of the Corporation or a holder of Debt Securities, in a currency other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

•

if the principal, premium, if any, or interest, if any, on the Debt Securities are to be payable, at the election of the Corporation or a holder of Debt Securities, in cash, securities, commodities, other property or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made;

•

if, at the election of the Corporation or a holder of Debt Securities, the Debt Securities are to be convertible into, or redeemable or exchangeable for, cash, securities, commodities, other property, or a combination thereof (or the cash value thereof), the terms and conditions upon which such election may be made and the time and the manner of determining such conversion, redemption or exchange;

•	any provisions relating to the extension of, maturity of, or the renewal of, the Debt Securities;

•	the terms on which the Debt Securities will be convertible into or exchangeable for or payable in cash, securities or other property;

•

if any payments are to be made at our election or otherwise in a currency other than that in which the Debt Securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	whether provisions relating to defeasance and covenant defeasance will be applicable to the Debt Securities;

•	any other provisions granting special rights to holders of the Debt Securities upon the occurrence of specified events;

•	any modifications, deletions or additions to the Events of Default (as described below) or the Corporation’s covenants with respect to the Debt Securities;

•

whether the Debt Securities are issuable initially in global form and, if so (i) the initial depositary for the global Debt Securities and (ii) the terms and conditions upon which the global Debt Securities may be exchanged for the individual Debt Securities represented thereby;

•	the date as of which any temporary global Debt Security will be dated if other than the original issuance date of the first Debt Security of that series to be issued;

•

the person to whom any interest on any registered Debt Securities will be payable, if other than the registered holder, and the extent to which and the manner in which any interest payable on a temporary global Debt Security will be paid if other than as specified in the applicable Indenture;

•

the form and/or terms of certificates, documents or conditions, if any, for Debt Securities to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series); and

•

any other terms, conditions, rights and preferences (or limitations on these rights or preferences) relating to the Debt Securities (which terms may not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or with the provisions of the applicable Indenture).

If the amount of payments of principal of and premium, if any, or interest, if any, on the Debt Securities is determined with reference to any type of index or formula or changes in prices or performance of particular securities, currencies, intangibles, goods, articles or commodities or any other financial, economic or other measure or instrument (including the occurrence or non-occurrence of any event or circumstance), the federal income tax consequences, specific terms and other information with respect to the Debt Securities and the related index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the applicable Prospectus Supplement.

We may sell Debt Securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. These are referred to as discount securities. Federal income tax consequences and other special considerations applicable to discount securities will be described in the applicable Prospectus Supplement.

Registration and Transfer

Unless otherwise provided in the applicable Prospectus Supplement, we will issue each series of Debt Securities only in registered form, which we refer to as registered securities. Unless otherwise provided in the applicable Prospectus Supplement, the Bank will serve as the initial security registrar. Unless otherwise provided in the applicable Prospectus Supplement, registered securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the securities registrar) or exchanged for other Debt Securities of the same series at the corporate trust office of the indenture trustee in New York City. We shall make this transfer or exchange without service charge but may require payment of any tax or other governmental charge, as described in the applicable Indenture (Sections 301, 305, 1202).

Unless otherwise indicated in the applicable Prospectus Supplement, registered securities, other than registered securities issued in global form (which may be of any denomination), will be issued without coupons and in denominations of $1,000 or integral multiples thereof (Section 302).

As currently anticipated, Debt Securities of a series will be issued in book-entry form, and global notes will be issued in physical (paper) form, as described below under “BOOK-ENTRY PROCEDURES.” Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities denominated in United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (Section 302). The Prospectus Supplement relating to Debt Securities denominated in a foreign or composite currency will specify the denomination of the Debt Securities.

Payment and Paying Agents

Unless otherwise indicated in the applicable Prospectus Supplement, we will pay the principal of, premium, if any, and interest, if any, on the Debt Securities at the corporate trust office of the indenture trustee in New York City or at the corporate offices of HSBC Bank USA, National Association, in New York City, except that, at our option, we may pay interest by mailing a check to the address of the person entitled thereto as the address appears in the security register. (Sections 301, 307, 1202).

Consolidation, Merger and Sale of Assets

Under each Indenture, we may consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, provided that:

(a)	the successor is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

(b)	the successor corporation expressly assumes, by an indenture supplemental to the applicable Indenture, our obligation for the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Debt Securities under the applicable Indenture and the performance of every covenant of the applicable Indenture on our part to be performed or observed;

(c)	after giving effect to the transaction, no Event of Default under the Senior Indenture and no Default under the Subordinated Indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default or a Default, as the case may be, shall have happened and be continuing; and

(d)	certain other conditions are met (Section 1001).

Modification and Waiver

Each Indenture provides that we and the indenture trustee may modify or amend the Indenture with the consent of the holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series affected by a particular modification or amendment; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Debt Security affected thereby:

(a)	change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(b)	reduce the principal amount of, or rate or amount of interest, if any, on, or any premium payable upon the redemption of any Debt Security;

(c)	reduce the amount of principal of any discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount provable in bankruptcy;

(d)	adversely affect any right of repayment at the option of any holder of any Debt Security;

(e)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(f)	impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date);

(g)	reduce the percentage of principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture, or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults and their consequences; or

(h)	modify certain provisions of the Indenture except to increase the percentage of holders required to consent to amendment or modification thereof or to provide that certain other Indenture provisions cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby (Section 1102).

The holders of 66 2/3% in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by us with certain terms, conditions and provisions of the Indenture (Section 1205). The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series and its consequences, except that a default in the payment of principal or premium, if any, or interest, if any, or in respect of a covenant or provision which under Article XI of the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of the affected series (Section 513).

Each Indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders for quorum purposes, and for making calculations required under Section 313 of the Trust Indenture Act, (a) the principal amount of a discount security that may be counted in making the determination or calculation and that will be deemed to be outstanding will be the amount of principal thereof that would be due and payable as of the time of the determination upon acceleration of the maturity thereof; and (b) the principal amount of any indexed Debt Security that may be counted in making the determination or calculation and that will be deemed outstanding for this purpose will be equal to the principal face amount of the indexed Debt Security at original issuance, unless otherwise provided with respect to such debt security (Section 101).

Defeasance and Covenant Defeasance

We may elect:

(a)	with respect to each Indenture, to defease and be discharged from our obligations with respect to any Debt Securities of or within a series (except the obligations to register the transfer of or exchange such Debt Securities; to replace temporary or mutilated, destroyed, lost or stolen Debt Securities; to maintain an office or agency in respect of such Debt Securities; and to hold moneys for payment in trust) (“defeasance”); or

(b)	with respect to the Senior Indenture, to be released from our obligations with respect to any Debt Securities of or within a series under Section 1001 of the Senior Indenture or, if provided pursuant to Section 301 of the Senior Indenture, our obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an Event of Default under the Senior Indenture with respect to such Debt Securities (“covenant defeasance”);

in either case by:

•

depositing irrevocably with the indenture trustee as trust funds in trust (i) money in an amount, or (ii) U.S. Government Obligations in an amount which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii) sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities on the dates such installments of interest or principal and premium applicable to such Debt Securities are due; and

•

satisfying certain other conditions precedent specified in the Indenture. This deposit and termination is conditioned among other things upon our delivery of an opinion of legal counsel that the holders of such Debt Securities will have no U.S. federal income tax consequences as a result of the deposit and termination and an officers’ certificate that all conditions precedent to the defeasance have been met (Article XIV).

Defeasance of our obligations with respect to Subordinated Debt Securities is subject to the prior written approval of the Federal Reserve Board and the Financial Services Authority of the United Kingdom, which we refer to as the “Financial Services Authority” (Subordinated Indenture, Section 1402).

If we exercise our covenant defeasance option with respect to any series of Senior Debt Securities and those Senior Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance as described above, the money and U.S. Government Obligations on deposit with the indenture trustee will be sufficient to pay amounts due on the Senior Debt Securities at their stated maturity but may not be sufficient to pay amounts due on the Senior Debt Securities at the time of acceleration relating to the Event of Default. However, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable Prospectus Supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within any particular series.

Regarding the Indenture Trustees

Wells Fargo Bank, National Association, the indenture trustee under one of the Senior Indentures, has a designated corporate trust office at 45 Broadway, 14th Floor, New York, New York 10006. Deutsche Bank Trust Company Americas, the indenture trustee under one of the Senior Indentures and the Subordinated Indenture, has a designated corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005. We and our banking subsidiaries maintain banking relationships with both indenture trustees.

Senior Debt Securities

The Senior Debt Securities will be our direct unsecured obligations and will constitute Senior Indebtedness (as defined below under “—Subordinated Debt Securities—Subordination”) ranking on a parity with our other Senior Indebtedness.

Events of Default

The following will be Events of Default under the Senior Indenture with respect to Senior Debt Securities of any series:

(a)	failure to pay principal or premium, if any, on any Senior Debt Security of that series at maturity;

(b)	failure to pay any interest on any Senior Debt Security of that series when due and payable, which failure continues for 30 days;

(c)	failure to perform any of our covenants or warranties in the Senior Indenture (other than a covenant or warranty included in the Senior Indenture solely for the benefit of a series of Senior Debt Securities other than such series) or established in or pursuant to a board resolution or supplemental indenture, as the case may be, pursuant to which the Senior Debt Security of such series were issued, which failure continues for 60 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;

(d)

default under any bond, debenture, note, mortgage, indenture, other instrument or other evidence of indebtedness for money borrowed in an aggregate principal amount exceeding $5 million by us or the Bank or our or the Bank’s successors (including a default with respect to Senior Debt Securities of another series) under the terms of the instrument or instruments by or under which the indebtedness is evidenced, issued or secured, which default results in the acceleration of the indebtedness, if this acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after written notice to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in principal amount of the outstanding Senior Debt Securities of that series as provided in the Senior Indenture;

(e)	certain events in bankruptcy, insolvency or reorganization involving us or any substantial part of our property; and

(f)	any other Event of Default provided with respect to Senior Debt Securities of that series (Senior Indenture, Section 501).

If an Event of Default with respect to Senior Debt Securities of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series may declare the principal amount (or, if the securities of that series are discount securities or indexed securities, a portion of the principal amount of such Senior Debt Securities as may be specified in the terms thereof) of and all accrued but unpaid interest on all such Senior Debt Securities to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration this principal amount (or specified amount) and interest shall become immediately due and payable. At any time after a declaration of acceleration with respect to Senior Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Senior Debt Securities of that series may, under certain circumstances, rescind and annul the declaration and its consequences, if all Events of Default have been cured, or if permitted, waived, and all payments due (other than those due as a result of acceleration) have been made or provided for (Senior Indenture, Section 502).

The Senior Indenture provides that, subject to the duty of the indenture trustee during an Event of Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Senior Indenture at the request or direction of any of the holders of Senior Debt Securities of any series, unless the relevant holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred (Senior Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the Senior Debt Securities of that series (Senior Indenture, Section 512).

We are required to deliver to the indenture trustee annually an officers’ certificate as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Senior Indenture. We also are required to deliver written notice to the indenture trustee promptly after any of our officers has knowledge of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute under the Senior Indenture the type of Event of Default described in clause (c) of the third paragraph above (Senior Indenture, Section 1204).

Subordinated Debt Securities

The Subordinated Debt Securities will be our direct, unsecured obligations. Our obligations pursuant to the Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under “—Subordination.”

The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of the Bank. See “—Events of Default; Defaults” below.

Subordination

Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.

“Senior Indebtedness” is defined in the Subordinated Indenture to mean our “Indebtedness for Money Borrowed,” whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except “Indebtedness Ranking on a Parity with the Debt Securities” or “Indebtedness Ranking Junior to the Debt Securities” and any deferrals, renewals or extensions of the Senior Indebtedness (Subordinated Indenture, Section 101). As of December 31, 2011, our Senior Indebtedness, as defined in the Subordinated Indenture, was approximately $6,975 million.

“Indebtedness for Money Borrowed” is defined in the Subordinated Indenture as:

(a)	any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

(b)	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

(c)	obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements; and

(d)	any deferred obligations for the payment of the purchase price of property or assets (Subordinated Indenture, Section 101).

“Indebtedness Ranking on a Parity with the Debt Securities” is defined in the Subordinated Indenture to mean our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2011, Indebtedness Ranking on a Parity with the Debt Securities, as defined in the Subordinated Indenture, was approximately $1,449 million.

“Indebtedness Ranking Junior to the Debt Securities” is defined in the Subordinated Indenture to mean any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph (Subordinated Indenture, Section 101). As of December 31, 2011, Indebtedness Ranking Junior to the Debt Securities, as defined in the Subordinated Indenture, was approximately $868 million.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure the default or event of default or the default or event of default is waived or ceases to exist, we will not make any payment of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities (Subordinated Indenture, Sections 1501, 1503).

As of December 31, 2011, our Subordinated Debt Securities totaled approximately $2,317 million.

Any Prospectus Supplement relating to an issuance of Subordinated Debt Securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.

Holders of Subordinated Debt Securities, by their acceptance of the Subordinated Debt Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set off amounts they owe to us against amounts owed to them by us under the Subordinated Indenture or to institute proceedings in respect of these amounts (Subordinated Indenture, Section 1501).

By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to the Subordinated Debt Securities may receive less, ratably, than our other creditors.

Events of Default; Defaults

The only Events of Default under the Subordinated Indenture with respect to Subordinated Debt Securities of any series will be certain events in bankruptcy or insolvency involving us or the receivership of the Bank (Subordinated Indenture, Section 501).

If an Event of Default with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount of (or, if any of the Subordinated Debt Securities of that series are discount securities or indexed securities, the portion of the principal amount of the Subordinated Debt Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Subordinated Debt Securities of that series to be due and payable immediately, by a written notice to us (and to the indenture trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable (Subordinated Indenture, Section 502).

The foregoing provision would, in the event of the bankruptcy or insolvency involving us, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Debt Securities. At any time after a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration but only if all Defaults have been remedied, or, if permitted, waived, and if certain other conditions have been satisfied (Subordinated Indenture, Sections 502, 513).

The following events will be Defaults under the Subordinated Indenture with respect to Subordinated Debt Securities of any series:

(a)	an Event of Default with respect to that series of Subordinated Debt Securities;

(b)	failure to pay principal of or premium, if any, on any Subordinated Debt Securities of that series at maturity, continued for seven days; and

(c)	failure to pay any interest, if any, on any Subordinated Debt Securities of that series when due and payable, continued for 30 days (Subordinated Indenture, Section 503).

If we do not pay any installment of interest on the Subordinated Debt Securities of any series on the applicable interest payment date or all or any part of principal thereof at the stated maturity with respect to the principal, the obligation to pay on the applicable interest payment date or stated maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of our share capital and (ii) in the case of a payment of principal, the first business day after the date that falls six months after the original stated maturity with respect to the principal. Failure by us to make such payment prior to the deferred interest payment date or stated maturity shall not constitute a default by us or otherwise allow any holder to sue us for payment or to take any other action. Each payment so deferred will accrue interest at the rate per annum shown on the front cover of the applicable Prospectus Supplement. Any payment so deferred shall not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a Default has occurred) until the deferred interest payment date or stated maturity, as the case may be. We may only defer any payment of interest or principal with respect to any issuance of Subordinated Debt Securities once (Subordinated Indenture, Section 503).

The maturity of the Subordinated Debt Securities will be subject to acceleration only in the event of certain events of bankruptcy or insolvency involving us or the receivership of the Bank. There will be no right of acceleration of the payment of principal of the Subordinated Debt Securities of any series upon a default in the payment of principal of or premium, if any, or interest, if any, or a default in the performance of any covenant or agreement in the Subordinated Debt Securities or the Subordinated Indenture or any Default other than an Event of Default. If a Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the indenture trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Debt Securities of that series or the performance of any covenant or agreement in the Subordinated Indenture.

The Subordinated Indenture provides that, subject to the duty of the indenture trustee upon the occurrence of a Default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of Subordinated Debt Securities of any series unless the same holders shall have offered to the indenture trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred. (Subordinated Indenture, Sections 601, 603). Subject to certain provisions, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, with respect to the Subordinated Debt Securities of that series (Subordinated Indenture, Section 512).

We are required to furnish to the indenture trustee annually an officers’ certificate as to the performance and observance by us of certain of the terms, provisions and conditions under the Subordinated Indenture and as to the absence of default (Subordinated Indenture, Section 1204).

Redemption

No redemption, defeasance or early repayment of amounts owed under the Subordinated Debt Securities, including purchases of capital notes by us or our subsidiaries or at the option of holders of Subordinated Debt Securities, may be made without the prior written consent of the Board of Governors of the Federal Reserve System and the Financial Services Authority if required at such time (Subordinated Indenture, Section 1302). This consent by the Financial Services Authority and the Federal Reserve Board will depend on the Financial Services Authority and the Federal Reserve Board being satisfied that our capital is adequate and is likely to remain adequate. Ordinarily, the Federal Reserve Board would permit such a redemption if the Subordinated Debt Securities were redeemed with the proceeds of a sale of, or replaced with a like amount of, a similar or higher quality capital instrument and the bank holding company’s capital position is considered fully adequate.

Replacement Debt Securities

Unless otherwise provided for in the applicable Prospectus Supplement, if a Debt Security of any series is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office of the indenture trustee in the City and State of New York upon payment by the holder of expenses that we and the indenture trustee may incur in connection therewith and the furnishing of evidence and indemnity as we and the indenture trustee may require. Mutilated Debt Securities must be surrendered before new Debt Securities will be issued (Section 306).

Notices

Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Debt Security of any series that is a registered security will be mailed to the last address of the holder set forth in the applicable security register, and any notice so mailed shall be deemed to have been received by the holder, whether or not the holder actually receives the notice (Section 105).

Governing Law

The Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the shares of preferred stock that we may offer sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The applicable Prospectus Supplement will specify certain other terms of any series of preferred stock and the terms of any related option, put or right of ours to require the holder of any other security to also acquire shares of preferred stock. If so specified in the applicable Prospectus Supplement, the terms of any series of preferred stock may differ from the terms set forth below. The description of the terms of the preferred stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, including the articles supplementary relating to the applicable series of preferred stock. We will file such articles supplementary as an exhibit to or incorporate them by reference in the registration statement of which this prospectus forms a part.

General

Our charter authorizes the issuance of 190,999,000 shares of capital stock, of which 40,999,000 shares are preferred stock, without par value, and 150,000,000 shares are common stock, par value $5.00 per share. Under our charter, our board of directors has the authority, without further stockholder action, to issue up to 40,999,000 shares of preferred stock without par value in one or more series and for a consideration that may be fixed from time to time by our board of directors. Each series of preferred stock will have the designations or titles; dividend rates; special or relative rights in the event of liquidation, distribution or sale of assets or dissolution or winding up involving us; any redemption or purchase account provisions; any conversion provisions; and any voting rights thereof, as are set forth in the articles supplementary for each of these series. The shares of any series of preferred stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. As of December 31, 2011, of the 40,999,000 authorized shares of preferred stock, 25,947,500 shares were issued and outstanding as follows: 1,500,000 shares of Adjustable Rate Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), represented by 6,000,000 depositary shares; 3,000,000 shares of $2.8575 Cumulative Preferred Stock (the “$2.8575 Preferred Stock”); 20,700,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”); 373,750 shares of Floating Rate Non-Cumulative Preferred Stock, Series G (the “Series G Preferred Stock”), represented by 14,950,000 depositary shares; and 373,750 shares of 6.50% Non-Cumulative Preferred Stock, Series H (the “Series H Preferred Stock”), represented by 14,950,000 depositary shares. As of December 31, 2011, 712 shares of our common stock were issued and outstanding. All outstanding shares of common stock and preferred stock are fully paid and non-assessable. As of December 31, 2011, we have 12,050,250 shares available for issuance as preferred stock.

The liquidation preference of any series of preferred stock is not necessarily indicative of the price at which shares of that series of preferred stock will actually trade at or after the time of their issuance. The market price of any series of preferred stock can be expected to fluctuate with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.

Rank

Any series of the preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank:

(i)	senior to all classes of our common stock and all other equity securities issued by us the terms of which specifically provide that such equity securities will rank junior to the preferred stock, which we refer to collectively as “Junior Securities;”

(ii)	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities will rank on a parity with the preferred stock, which we refer to collectively as the “Parity Securities;” and

(iii)	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities will rank senior to the preferred stock, which we refer to collectively as the “Senior Securities.” As used in any articles supplementary for these purposes, the term “equity securities” will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of funds legally available, cash dividends or preferred stock dividends (of the same or a different series) at the rates and on the dates set forth in the applicable Prospectus Supplement. Dividends will be payable to holders of record of the preferred stock as they appear on our books on the record dates to be fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

We may not declare or pay full dividends or set apart funds for the payment of dividends on any Parity Securities unless we have already paid or set apart dividends for the payment on the preferred stock. If we have not paid full dividends on the preferred stock, the preferred stock will share in dividends pro rata with the Parity Securities. If dividends are cumulative, any accumulated unpaid dividends will not bear interest.

Redemption

A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holder thereof upon terms and at the redemption prices set forth in the applicable Prospectus Supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors or by any other method determined to be equitable by our board of directors.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price. If we redeem fewer than all the shares represented by a share certificate, then we will issue a new certificate representing the unredeemed shares without cost to the certificate holder.

Under current regulations, bank holding companies may not redeem shares of preferred stock that constitute Tier 1 capital for purposes of the Federal Reserve Board’s risk-based capital requirements without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would permit such a redemption if (1) the shares are redeemed with the proceeds of a sale by the bank holding company of, or replaced by a like amount of, common stock or perpetual preferred stock and the bank holding company’s capital position is considered fully adequate or (2) the Federal Reserve Board determines that the bank holding company’s capital position after the redemption would clearly be adequate and that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of preferred stock that ranks senior to the Junior Securities will be entitled to receive out of the assets available for distribution to stockholders, before any distribution is made on any Junior Securities, distributions upon liquidation in the amount set forth in the applicable Prospectus Supplement, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the preferred stock of any series and any other Parity Securities are not paid in full, the holders of the preferred stock of the series and any Parity Securities will share ratably in the distribution of the assets available for distribution in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the series of preferred stock will not be entitled to any further participation in any distribution of the Corporation’s assets. However, neither (i) the merger or consolidation of the Corporation with or into one or more corporations pursuant to any statute that provides, in effect, that our stockholders will continue as stockholders of the continuing or combined corporation nor (ii) the Corporation’s acquisition of assets or stock of another corporation will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Voting Rights

Except as indicated below or in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the preferred stock will have no voting rights.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of the preferred stock became entitled to vote for the election of directors, the series may then be deemed a “class of voting securities” and a holder of 25% or more of the series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at the time the series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of the series, and (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the series.

Outstanding Preferred Stock

Adjustable Rate Cumulative Preferred Stock, Series D. In May 1994, HSBC USA issued 1,500,000 shares of Series D Preferred Stock, which are represented by 6,000,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in cumulative quarterly cash dividends at a floating rate equal to a percentage of the highest of three rate indices, with a minimum dividend rate of 4.5% per annum and a maximum dividend rate of 10.5% per annum. All dividends on the Series D Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $100 per share of Series D Preferred Stock, plus accrued and unpaid dividends. The Series D Preferred Stock is currently redeemable, at the option of HSBC USA, in whole or in part, from time to time, at $100 per share plus an amount equal to accrued and unpaid dividends. Holders of the Series D Preferred Stock are entitled to two votes per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series D Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

$2.8575 Cumulative Preferred Stock. In September 1997, HSBC USA issued 3,000,000 shares of $2.8575 Cumulative Preferred Stock. Holders of the $2.8575 Cumulative Preferred Stock are entitled to receive cumulative quarterly cash dividends of $2.8575 per annum per share. All dividends on the $2.8575 Cumulative Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the $2.8575 Cumulative Preferred Stock are entitled to receive $50 per share of $2.8575 Cumulative Preferred Stock, plus accrued and unpaid dividends. The $2.8575 Cumulative Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after October 1, 2007, at $25 per share plus an amount equal to accrued and unpaid dividends. The $2.8575 Cumulative Preferred Stock is not entitled to the benefits of any sinking fund. Holders of the $2.8575 Cumulative Preferred Stock are entitled to one-half vote per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the $2.8575 Cumulative Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Floating Rate Non-Cumulative Preferred Stock, Series F. In April 2005, HSBC USA issued 20,700,000 shares of Series F Preferred Stock. Holders of the Series F Preferred Stock are entitled to receive non-cumulative quarterly cash dividends at a floating annual rate equal to three-month LIBOR plus 0.75% of the stated value of $25 per share, with a minimum dividend rate of 3.5% per annum. All dividends on the Series F Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the Series F Preferred Stock are entitled to receive $25 per share of Series F Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series F Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after April 7, 2010, at $25 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the Series F Preferred Stock are entitled to two votes per share on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series F Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Floating Rate Non-Cumulative Preferred Stock, Series G. In October 2005, we issued 373,750 shares of Series G Preferred Stock, which are represented by 14,950,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in non-cumulative quarterly cash dividends at a floating annual rate equal to three-month LIBOR plus 0.75% of the stated value of $25 per share, with a minimum dividend rate of 4.0% per annum. All dividends on the Series G Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $1,000 per share of Series G Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series G Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after January 1, 2011, at $1,000 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the depositary shares are entitled to their proportional interest in twenty votes per share of Series G Preferred Stock on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series G Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

6.50% Non-Cumulative Preferred Stock, Series H. In May 2006, we issued 373,750 shares of Series H Preferred Stock, which are represented by 14,950,000 depositary shares. Holders of the depositary shares are entitled to receive their proportional interest in non-cumulative quarterly cash dividends at an annual rate equal to 6.50% per annum of the stated value of $25 per share. All dividends on the Series H Preferred Stock have been paid to date. In the event of the liquidation, dissolution or winding up of HSBC USA, whether voluntary or involuntary, holders of the depositary shares are entitled to receive their proportional interest in $1,000 per share of Series H Preferred Stock, plus accrued and unpaid dividends for the then-current dividend period. The Series H Preferred Stock is redeemable, at the option of HSBC USA, in whole or in part, from time to time after July 1, 2011, at $1,000 per share plus an amount equal to accrued and unpaid dividends for the then-current dividend period. Holders of the depositary shares are entitled to their proportional interest in twenty votes per share of Series H Preferred Stock on any matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The voting rights applicable to the Series H Preferred Stock are otherwise equivalent to the voting rights of all other outstanding series of preferred stock.

Depositary Shares

General. We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the applicable Prospectus Supplement, of a share of a particular series of preferred stock, as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select, as depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Shares represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares in accordance with the terms of an offering of the preferred stock. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and with all the same rights of, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the applicable Prospectus Supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the related preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement. We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of HSBC USA and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Reports. The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us that are delivered to the depositary.

Limitations on Liability. Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of HSBC USA and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and HSBC USA, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from HSBC USA.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

HSBC USA may offer, from time to time, one or more series of warrants (“Warrants”). The following description of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Warrants will be described in the Prospectus Supplement relating to such Warrants. In addition, we may issue a debt warrant separately or as part of a unit, as described below in “DESCRIPTION OF UNITS.”

General

HSBC USA may issue Warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable Prospectus Supplement. Warrants may be offered independently of or together with one or more additional Warrants, any series of Debt Securities, preferred stock, purchase contracts or other securities or any combination thereof issued by HSBC USA or an entity affiliated or not affiliated with HSBC USA, as described in the applicable Prospectus Supplement.

Each series of Warrants will be issued under a separate warrant agreement to be entered into between HSBC USA and one or more banks or trust companies, as warrant agent, as set forth in the applicable Prospectus Supplement and, if part of a unit, may be issued under a unit agreement as described below under “Description of Units.” The warrant agent will act solely as the agent of HSBC USA under the applicable warrant agreement and in connection with the certificates for any series of Warrants, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates of beneficial owners of those Warrants. HSBC USA may add, replace or terminate warrant agents from time to time. HSBC USA may also act as its own warrant agent.

The following briefly summarizes the material provisions of the warrant agreement and the Warrants, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable warrant agreement, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Warrants, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the warrant agreement as described under the caption “WHERE YOU CAN FIND MORE INFORMATION.”

General Terms of Warrants

The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to the Warrants:

•	the specific designation and aggregate number of, and the price at which HSBC USA will issue, the Warrants;

•	the currency, currency unit, currency index or currency basket based on or relating to currencies for which those Warrants may be purchased;

•

the date on which the right to exercise those Warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the Warrants throughout that period, the specific date on which the holder may exercise the Warrants;

•	whether the Warrants will be issued in registered form;

•	whether the Warrants are extendible and the period or periods of such extendibility;

•

any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof, used to determine the amounts of any payments of principal or premium, if any, and interest, if any, on the Warrants, and the manner in which those amounts will be determined;

•

whether the principal or premium, if any, or interest, if any, will be payable, at the election of HSBC USA or a holder, in cash, securities, other property, or a combination thereof, the terms and conditions upon which such election may be made and the time and the manner of determining such payment;

•	whether those Warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

•	any applicable U.S. federal income tax consequences;

•	the identity of the warrant agent for the Warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the Warrants or any securities purchasable upon exercise of the Warrants on any securities exchange;

•	whether the Warrants are to be sold separately or with other securities; and

•	any other terms of the Warrants.

Debt Warrants

HSBC USA may issue, together with Debt Securities or separately, debt warrants for the purchase of Debt Securities on terms to be determined at time of sale.

Additional Terms of Debt Warrants. The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any debt warrants:

•	the designation, aggregate principal amount, currency and terms of the Debt Securities that may be purchased upon exercise of the debt warrants;

•

the exercise price and whether the exercise price may be paid in cash, by the exchange of any other security or property offered with the debt Warrants or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of Debt Securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and Debt Securities will be separately transferable.

Index Warrants

HSBC USA may issue index warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to any index, formula or any other method (including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance), or a combination thereof.

Interest Rate Warrants

HSBC USA may issue interest rate warrants entitling the holders thereof to receive from HSBC USA, upon exercise, an amount determined by reference to specified rate or rates, which may be fixed or floating, or the method by which the specified rate or rates will be determined, or any combination thereof.

Additional Terms of Index and Interest Rate Warrants

The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

•	the exercise price, if any;

•

for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

•	the rate or rates, which may be fixed or floating, or the method by which the rate or rates will be determined;

•

the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

•	whether such Warrants shall be put warrants, call warrants or otherwise;

•	the formula for determining the settlement value of each Warrant;

•	the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such Warrants;

•	any minimum number of Warrants which must be exercised at any one time, other than upon automatic exercise;

•	the maximum number, if any, of such Warrants that may, subject to our election, be exercised by all holders on any day;

•	any provisions for the automatic exercise of such Warrants other than at expiration;

•	whether and under what circumstances such Warrants may be canceled by us prior to the expiration date; and

•	any other procedures and conditions relating to the exercise of such Warrants.

Universal Warrants

HSBC USA may also issue universal warrants:

•

to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

•

entitling the holders thereof to receive from HSBC USA, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

•	to purchase or sell commodities; or

•	in such other form as shall be specified in the applicable Prospectus Supplement.

The property referred to in the above clauses constitutes the warrant property. HSBC USA may satisfy its obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of Warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable Prospectus Supplement.

Additional Terms of Universal Warrants. The applicable Prospectus Supplement may contain, where applicable, the following additional information relating to any universal warrants:

•	whether the universal warrants are put warrants or call warrants and whether the holder or HSBC USA will be entitled to exercise the Warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

•	the currency in which the exercise price, if any, and the cash settlement value of the Warrants is payable;

•	the base currency and the reference currency for any currency warrants;

•	the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Exercise, Exchange and Transfer of Warrants

Holders may exercise their Warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those Warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those Warrants or as may be otherwise stated in the Prospectus Supplement. If a holder does not exercise the Warrants before the time on that date (or such later date that we may set), the holder’s unexercised Warrants will become void.

Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and HSBC USA will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the Warrants.

If fewer than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the Warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of Warrants will be described in the applicable Prospectus Supplement.

Before you exercise your Warrants, you will not have any of the rights of (1) holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal and premium, if any, or interest, if any, on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

You may exchange registered Warrants of any series for registered Warrants of the same series representing in total the number of Warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered Warrants at the corporate trust office of the warrant agent for that series of Warrants (or any other office indicated in the Prospectus Supplement relating to that series of Warrants).

Unless otherwise specified in the applicable Prospectus Supplement, Warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants.

Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

DESCRIPTION OF PURCHASE CONTRACTS

HSBC USA may offer, from time to time, one or more series of purchase contracts (“Purchase Contracts”). The particular terms of the Purchase Contracts offered by any Prospectus Supplement and the extent, if any, to which these general provisions may apply to such Purchase Contracts will be described in the applicable Prospectus Supplement. In addition, we may issue a Purchase Contract separately or as part of a unit as described below in “DESCRIPTION OF UNITS.”

General

The following briefly summarizes the material provisions of the Purchase Contracts, other than pricing and related terms disclosed in the applicable Prospectus Supplement. You should read the more detailed provisions of the applicable Purchase Contracts, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of Purchase Contracts, which will be described in more detail in the applicable Prospectus Supplement. You can obtain a copy of the Purchase Contracts as described under the caption “WHERE YOU CAN FIND MORE INFORMATION.”

Purchase Contract Property

HSBC USA may offer Purchase Contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our securities;

•	one or more currencies;

•	one or more commodities;

•

any index, formula or any other method, including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities, which may include a government or governmental agency, other than us; and/or

•	one or more indices or baskets of the items described above.

Each instrument, measure or event described above is referred to as a “Purchase Contract Property.”

Each Purchase Contract will obligate the holder to purchase or sell, and obligate HSBC USA to sell or purchase, on specified dates, one or more Purchase Contract Properties at a specified price or prices, or the holder or HSBC USA to settle the Purchase Contract with a cash payment determined by reference to the value, performance or level of one or more Purchase Contract Properties, on specified dates and at a specified price or prices.

Some Purchase Contracts may include multiple obligations to purchase or sell different Purchase Contract Properties, and both HSBC USA and the holder may be sellers or buyers under the same Purchase Contract.

Types of Purchase Contracts We May Issue

HSBC USA may issue Purchase Contracts in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of Purchase Contracts and issue additional Purchase Contracts of that series. In addition, HSBC USA may issue a Purchase Contract separately or as part of a unit, as described below under “DESCRIPTION OF UNITS.”

General Terms of Purchase Contracts

The applicable Prospectus Supplement may contain, where applicable, the following information about your Purchase Contract:

•

whether the Purchase Contract obligates the holder to purchase or sell, or both purchase and sell, one or more Purchase Contract Properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the Purchase Contract is to be prepaid or not and the governing document for the contract;

•	whether the Purchase Contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the Purchase Contract Properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Purchase Contract;

•	any applicable U.S. federal income tax consequences;

•

whether the Purchase Contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the Purchase Contract will be issued in fully registered or bearer form and in global or non-global form.

If HSBC USA issues a Purchase Contract as part of a unit, the applicable Prospectus Supplement will state whether the Purchase Contract will be separable from the other securities in the unit before the contract settlement date. A Purchase Contract issued in a unit in the United States may not be separated before the 91st day after the unit is issued.

Prepaid Purchase Contracts

Some Purchase Contracts may require the holders to satisfy their obligations under the Purchase Contracts at the time the Purchase Contracts are issued. These Purchase Contracts are referred to as “Prepaid Purchase Contracts.” In certain circumstances, HSBC USA’s obligation to settle Prepaid Purchase Contracts on the relevant settlement date may be Senior Debt Securities or Subordinated Debt Securities, which are described above under “DESCRIPTION OF DEBT SECURITIES.” Prepaid Purchase Contracts may be issued under the applicable Indenture, as specified in the applicable Prospectus Supplement.

Non-Prepaid Purchase Contracts

Some Purchase Contracts do not require the holders to satisfy their obligations under the Purchase Contracts until settlement. These Purchase Contracts are referred to as “Non-Prepaid Purchase Contracts.” The holder of a Non-Prepaid Purchase Contract may remain obligated to perform under the Purchase Contract for a substantial period of time.

Non-Prepaid Purchase Contracts may be issued under a unit agreement, if they are issued in units, as described under “DESCRIPTION OF UNITS,” or under some other document, if they are not. The particular governing document that applies to your Non-Prepaid Purchase Contracts will be described in the applicable Prospectus Supplement.

Non-Prepaid Purchase Contracts will not be Senior Debt Securities or Subordinated Debt Securities and will not be issued under one of the Indentures, unless otherwise provided in the applicable Prospectus Supplement. Consequently, no governing documents for Non-Prepaid Purchase Contracts will be qualified as Indentures, and no third party will be required to qualify as a trustee with regard to those Purchase Contracts, under the Trust Indenture Act. Holders of Non-Prepaid Purchase Contracts will not have the protection of the Trust Indenture Act with respect to those Purchase Contracts.

Pledge by Holders to Secure Performance. The applicable Prospectus Supplement will describe the holder’s obligations under the Purchase Contract and the governing documents that may be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the Prospectus Supplement, which will hold them, for the benefit of HSBC USA, as collateral to secure the holder’s obligations. This is referred to as the “Pledge.” The Pledge will create a security interest in and a lien upon and right of set-off against the holder’s entire interest in and to the unit (if the Purchase Contract is part of a unit):

•

any common stock, preferred stock, debt security, debt obligations or other property that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable Prospectus Supplement, which are referred to as the “Pledged Items;”

•	all additions to and substitutions for the Pledged Items as may be permissible, if specified in the applicable Prospectus Supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the Pledged Items described above; and

•	all powers and rights owned or thereafter acquired under or with respect to the Pledged Items.

The collateral agent will forward all payments from the Pledged Items to HSBC USA, unless the payments have been released from the Pledge in accordance with the Purchase Contract and the governing document. HSBC USA will use the payments from the Pledged Items to satisfy the holder’s obligations under the Purchase Contract.

Form

HSBC USA will issue each Purchase Contract in global (book-entry) form only, unless otherwise provided in the applicable Prospectus Supplement. Purchase Contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the Purchase Contracts represented by the global security. Those who own beneficial interests in a Purchase Contract will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”

DESCRIPTION OF UNITS

General

HSBC USA may issue, from time to time, units comprised of any combination of one or more debt securities, preferred stock, depositary shares, warrants and purchase contracts. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Accordingly, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe the designation and terms of the units and of the securities comprising the units issued by HSBC USA, securities of an entity affiliated or not affiliated with HSBC USA or other property constituting the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of the governing unit agreement that differ from those described below; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any applicable U.S. federal income tax consequences.

The applicable provisions described in this section, as well as those described under “DESCRIPTION OF DEBT SECURITIES,” “DESCRIPTION OF PREFERRED STOCK,” “DESCRIPTION OF WARRANTS” and “DESCRIPTION OF PURCHASE CONTRACTS” will apply to each unit and to any Debt Security, preferred stock, depositary shares, warrant or purchase contract issued by us included in each unit, respectively.

Series of Units We May Issue

HSBC USA may issue units in such amounts and in as many distinct series as HSBC USA wishes. HSBC USA may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series.

General Terms of a Unit Agreement

The following provisions will generally apply to all unit agreements unless otherwise provided in the applicable Prospectus Supplement.

Enforcement of Rights. The unit agent under a unit agreement will act solely as the agent of HSBC USA in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to Debt Securities, Warrants and Purchase Contracts.

Limitations affecting the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, will be described in the applicable Prospectus Supplement.

Modification Without Consent of Holders. HSBC USA and the applicable unit agent may amend or supplement any unit or unit agreement without the consent of any holder to cure any ambiguity; to correct or supplement any defective or inconsistent provision; or to make any other change that HSBC USA believes is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

HSBC USA does not need any approval to make changes that affect only units to be issued after the changes take effect. HSBC USA may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, HSBC USA does not need to obtain the approval of the holder of the unaffected unit; HSBC USA needs only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modification With Consent of Holders. HSBC USA may not amend any particular unit or a unit agreement with respect to any particular unit without the consent of the holder of that unit, if the amendment would:

(1)	impair the right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

(2)	materially adversely affect the holders’ rights and obligations under any purchase contract; or

(3)	reduce the percentage of outstanding units the consent of whose owners is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

(1)	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series;

(2)	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict the ability of HSBC USA to merge or consolidate with, or sell its assets to, another corporation or other entity or to engage in any other transactions. If at any time HSBC USA merges or consolidates with, or sells its assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. HSBC USA will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on the ability of HSBC USA to put liens on its assets, including interests in its subsidiaries, nor will they restrict the ability of HSBC USA to sell its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

HSBC USA will issue each unit in global (book-entry) form only. Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants, as described under “BOOK-ENTRY PROCEDURES.”

In addition, HSBC USA will issue each unit in registered form, unless otherwise specified in the applicable Prospectus Supplement.

BOOK-ENTRY PROCEDURES

General

Unless otherwise indicated in the Prospectus Supplement with respect to any series of offered securities, upon issuance, all offered securities will be represented by one or more global securities (the “Global Security”), which shall be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depositary”) and registered in the name of Cede & Co. (the Depositary’s partnership nominee). Unless and until exchanged in whole or in part for offered securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The Prospectus Supplement with respect to any offered securities will state whether investors may elect to hold interests in Global Securities directly through either the Depositary (in the United States) or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, N.A. will act as depositary for Clearstream Luxembourg and The Bank of New York Mellon will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of offered securities represented by such Global Security for all purposes under the Indenture or other governing documents. Except as provided below, the actual owners of offered securities represented by a Global Security (the “Beneficial Owner”) will not be entitled to have the offered securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the offered securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other governing documents. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, in the event that the Corporation requests any action of holders or that an owner of a beneficial interest that a holder is entitled to give or take under an Indenture or other governing documents, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial

Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC

The following is based on information furnished by DTC:

DTC will act as securities depositary for offered securities. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered Global Securities will be issued for the offered securities in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

Purchases of offered securities under DTC’s system must be made by or through Direct Participants, which will receive a credit for offered securities on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in offered securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in offered securities, except in the limited circumstances that may be provided in the applicable Indenture or other governing documents.

To facilitate subsequent transfers, all offered securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of offered securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of offered securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to offered securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Corporation as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on offered securities will be made in immediately available funds to Cede & Co. or such other nominee as may be requested by DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Corporation or any agent of the Corporation, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, any indenture Trustee or the Corporation or any agent of the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to Cede & Co. or such other nominee as may be requested by DTC is the responsibility of the Corporation or the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as securities depositary with respect to offered securities at any time by giving reasonable notice to the Corporation or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered.

The Corporation may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

Clearstream Luxembourg

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to offered securities held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).

Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for offered securities. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to offered securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for offered securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any offered securities indicates that investors may elect to hold interests in offered securities through Clearstream Luxembourg or Euroclear, secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving offered securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

Because of time-zone differences, credits of offered securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in offered securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of offered securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Direct Clearance and Settlement Through Euroclear and Clearstream Luxembourg

Form and Registration/Settlement

From time to time, if so indicated in the Prospectus Supplement with respect to any series of offered securities, we may register those offered securities in the name of a nominee of, and deposit with a common depositary for, Euroclear and Clearstream Luxembourg (a “Euroclear/Clearstream Luxembourg Global Security”). Other than as described in the Prospectus Supplement, a Euroclear/Clearstream Luxembourg Global Security will not be exchangeable for securities in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in Euroclear and Clearstream Luxembourg, will represent your beneficial interests in the Euroclear/Clearstream Luxembourg Global Security. These financial institutions will record the ownership and transfer of your beneficial interests through global accounts. Ownership of beneficial interests in the Euroclear/Clearstream Luxembourg Global Security will be limited to persons who are participants in Euroclear and Clearstream Luxembourg and persons who hold interests through such participants.

Primary Distribution

Distributions will be cleared directly through the facilities of Euroclear and Clearstream Luxembourg, and offered securities held through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Offered securities will be credited to the securities custody accounts of Euroclear and/or Clearstream Luxembourg participants, as the case may be, on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

Secondary market trading between Euroclear and Clearstream Luxembourg participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg and will be settled using procedures applicable to conventional Eurobonds in registered form.

LIMITATIONS ON ISSUANCES IN BEARER FORM

Unless otherwise provided in the applicable Prospectus Supplement, bearer securities properly classified as debt for U.S. federal income tax purposes, including bearer securities in global form, will not be issued unless (i) such bearer securities are considered to be in “registered form” for U.S. federal income tax purposes or (ii) such bearer securities are otherwise issued in compliance with applicable U.S. federal income tax laws and regulations.

U.S. FEDERAL INCOME TAX

CONSIDERATIONS RELATING TO DEBT SECURITIES

The following summary is the opinion of Sidley Austin LLP, special tax counsel to HSBC USA. The following summary describes the U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the Debt Securities to beneficial owners (“Holders”) purchasing Debt Securities. The following discussion may not be applicable to a particular series of Debt Securities, depending on the terms and conditions established for such Debt Securities in the appropriate Prospectus Supplement. This summary does not discuss the tax consequences of holding Warrants, Preferred Stock, Depositary Shares, Purchase Contracts or Units. U.S. Holders intending to purchase securities should carefully examine the applicable Propsectus Supplement and consult their own tax advisors as suggested by such Prospectus Supplement. This summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof (the “Code”), its legislative history, administrative pronouncements, judicial decisions and final, proposed and temporary Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. Any such changes may apply retroactively.

This summary discusses only the principal U.S. federal income tax consequences to those Holders holding Debt Securities as capital assets, within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of the Holder’s particular circumstances or to Holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, real estate investment trusts, regulated investment companies, persons who hold Debt Securities as part of a straddle, hedging, integrated, constructive sale or conversion transaction, U.S. expatriates, insurance companies, dealers in securities or foreign currencies, persons liable for alternative minimum tax and U.S. Holders (as defined below) whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar).

The discussion below assumes that the Debt Securities will be classified for U.S. federal income tax purposes as debt of HSBC USA, and purchasers should note that in the event of an alternative characterization, the tax consequences would differ from those described below. Debt Securities could be characterized as something other than indebtedness for U.S. federal income tax purposes if they contain certain features including, for example, the potential for unlimited deferral of interest payments or contingent principal. U.S. Holders intending to purchase Debt Securities with such features should carefully examine the applicable Prospectus Supplement and consult their own tax advisors concerning the possibility that Debt Securities containing such features might not be respected as debt for U.S. federal income tax purposes.

If a partnership holds Debt Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons that are partners in a partnership holding Debt Securities should consult their own tax advisors.

PERSONS CONSIDERING THE PURCHASE OF DEBT SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES TO THEM ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Debt Security who or which is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust treated as a United States person under Section 7701(a)(30) of the Code.

The term “Non-U.S. Holder” means a beneficial owner of a Debt Security (other than a partnership) that is not a U.S. Holder.

Taxation of Interest

The taxation of interest on a Debt Security depends on whether the interest is “qualified stated interest” (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. Holder’s income as ordinary interest income when actually or constructively received (if such Holder uses the cash method of accounting for U.S. federal income tax purposes) or when accrued (if such Holder uses an accrual method of accounting for U.S. federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. Holder’s income under the rules governing “original issue discount” described below, regardless of such U.S. Holder’s regular method of tax accounting. Notwithstanding the foregoing, interest that is payable on a Debt Security with a maturity of one year or less from its issue date, referred to as a “Short-Term Note,” is included in a U.S. Holder’s income under the rules described below under “—Short-Term Notes.”

Definition of Qualified Stated Interest

Interest on a Debt Security is “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of HSBC USA) at least annually at a single fixed rate (in the case of a Debt Security that bears interest at a fixed rate (a “Fixed Rate Note”)) or at a single “qualified floating rate” or “objective rate” (in the case of a Debt Security that bears interest at a floating rate (a “Floating Rate Note”) and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See “—Debt Securities that are VRDIs” below.

Definition of Variable Rate Debt Instrument (VRDI)

A Floating Rate Note will qualify as a variable rate debt instrument (“VRDI”) if all four of the following conditions are met. First, the “issue price” (as defined under “Taxation of Original Issue Discount”) of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).

Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Definition of a Qualified Floating Rate

Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.

Definition of an Objective Rate

Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of HSBC USA (or a related party) nor unique to the circumstances of HSBC USA (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a Floating Rate Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Taxation of Original Issue Discount

U.S. Holders of Debt Securities issued with original issue discount (“OID”) will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to Debt Securities having OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Foreign Currency Notes” below. OID is the excess, if any, of a Debt Security’s “stated redemption price at maturity” over the Debt Security’s “issue price.” A Debt Security’s “stated redemption price at maturity” is the sum of all payments provided by the Debt Security (whether designated as interest or as principal) other than payments of qualified stated interest. The “issue price” of a Debt Security is the first price at which a substantial amount of the Debt Securities in the issuance that includes the Debt Security is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a Debt Security is issued as part of an investment unit (e.g., together with a Warrant), the issue price of the investment unit is determined in the same manner and allocated between the Debt Security and right (or rights) that comprise the unit based on their relative fair market values.

Holders of Debt Securities with OID (other than Short-Term Notes, as defined below) generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. Holder’s tax basis in a Debt Security is increased by the amount of accrued OID and decreased by each payment other than a payment of qualified stated interest.

The amount of OID with respect to a Debt Security will be treated as zero if the OID is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a Debt Security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the Debt Security). If the amount of OID is less than that amount, the OID that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of OID and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the Debt Security.

Inclusion of OID in Income—Fixed Rate Notes

In the case of a Fixed Rate Note issued with OID, the amount of OID includible in the income of a U.S. Holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.

Second, the term of the Fixed Rate Note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Third, the total amount of OID on the Fixed Rate Note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the “adjusted issue price” of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of OID previously includible in the gross income of any U.S. Holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “—Premium and Acquisition Premium.”

Fourth, the “daily portions” of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

A U.S. Holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such Holder held the Fixed Rate Note. Under the constant yield method described above, U.S. Holders generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

Taxation of OID on Floating Rate Notes and Indexed Notes

The taxation of OID on a Floating Rate Note or a Debt Security for which the principal amount payable at the stated maturity, or the interest on the Debt Security, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an “Indexed Note”) will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under “—Definition of Variable Rate Debt Instrument (VRDI).”

Debt Securities that are VRDIs

In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and OID, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Debt Security. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If a Debt Security that is a VRDI does not provide for qualified stated interest, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Second, determine the fixed rate substitute for each variable rate provided by the Debt Security. The fixed rate substitute for each qualified floating rate provided by the Debt Security is the value of that qualified floating rate on the issue date. If the Debt Security provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Debt Security.

Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the Debt Security, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Debt Security.

Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. Holder held the equivalent fixed rate debt instrument. See “—Taxation of Interest,” “—Taxation of Original Issue Discount” and “—Inclusion of OID in Income—Fixed Rate Notes” above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to OID, if any, for the accrual period.

Contingent Notes

Unless otherwise noted in the applicable Prospectus Supplement, if any, Floating Rate Notes that are not VRDIs (“Contingent Notes”) will be treated as “contingent payment debt instruments” and will be taxable under the rules applicable thereto (the “Contingent Debt Regulations”) for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the OID provisions of the Code and the Treasury Regulations thereunder, and a U.S. Holder will be required to accrue interest income on the Contingent Notes as set forth below.

At the time the Contingent Notes are issued, HSBC USA will be required to determine a “comparable yield” for the Contingent Notes. The comparable yield is the yield at which HSBC USA could issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but is not less than the applicable federal rate (based on the overall maturity of the Contingent Note) announced monthly by the IRS (the “AFR”) and in effect for the month in which the Contingent Note is issued. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the Contingent Notes. In certain cases where contingent payments with respect to Contingent Notes are not based on market information and where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

Solely for purposes of determining the amount of interest income that a U.S. Holder will be required to accrue (and which HSBC USA will be required to report on an IRS Form 1099), HSBC USA will be required to construct a “projected payment schedule” for the Contingent Notes, determined under the Contingent Debt Regulations (the “Schedule”), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Notes. The Schedule includes each noncontingent payment and an amount for each contingent payment as determined below. If a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value if the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations. Neither the comparable yield nor the projected payment schedule constitutes a representation by HSBC USA regarding the actual amounts, if any, that the Contingent Notes will pay.

HSBC USA is required to provide each U.S. Holder of a Contingent Note with the Schedule described above. If HSBC USA does not create a Schedule or the Schedule is unreasonable, a U.S. Holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. Holder must make the disclosure on a statement attached to the U.S. Holder’s timely filed U.S. federal income tax return for the taxable year in which the Contingent Note was acquired. A U.S. Holder of a Contingent Note, regardless of accounting method, will be required to accrue as OID the sum of the daily portions of interest on the Contingent Note for each day in the taxable year on which the U.S. Holder held the Contingent Note, calculated by reference to the comparable yield and adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments made on the Contingent Note as set forth below. The daily portions of interest in respect of a Contingent Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Contingent Note that accrues in the accrual period. The amount of interest on a Contingent Note that accrues in an accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period. The adjusted issue price of a Contingent Note at the beginning of the first accrual period will equal its issue price and for any accrual period after the first accrual period will be (i) the sum of the issue price of the Contingent

Note and any interest previously accrued on the Contingent Note by a U.S. Holder, disregarding any positive or negative adjustments (as discussed below), minus (ii) the amount of any noncontingent payment and projected contingent payments on the Contingent Note for previous accrual periods.

A U.S. Holder will be required to recognize additional interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a Contingent Note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a Contingent Note for a taxable year will first reduce the amount of interest in respect of the Contingent Note that a U.S. Holder would otherwise be required to include in income in the taxable year and, to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of the amount of all previous interest inclusions under the Contingent Note over the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the Contingent Note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Contingent Note or to reduce the amount realized on a sale, exchange or retirement of the Contingent Note. When a U.S. Holder purchases a Contingent Note at a price other than the adjusted issue price of the Note, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the Contingent Note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated. Upon a sale, exchange or retirement of a Contingent Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Contingent Note. If HSBC USA delivers property, other than cash, to a holder in retirement of a Contingent Note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. Holder’s adjusted tax basis in a Contingent Note generally will equal the cost of the Contingent Note, increased by the amount of interest income previously accrued by the holder in respect of the Contingent Note, disregarding any positive or negative adjustments, and decreased by the amount of any noncontingent payments and all prior projected contingent payments previously made in respect of the Contingent Note. A U.S. Holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.

Interest Payment Deferral

As described above under “Description of Debt Securities—Events of Default; Defaults,” failure to pay interest on the Subordinated Debt Securities will not give rise to an Event of Default, but instead results in a deferral of interest. Under applicable Treasury Regulations, a contingency that stated interest will not be timely paid that is “remote” will be ignored in determining whether such debt instrument is issued with OID. As a result of the terms and conditions of the Subordinated Debt Securities, HSBC USA believes that the likelihood of it deferring payments of interest on the Subordinated Debt Securities is remote. Based on the foregoing, HSBC USA believes that the mere availability of the ability to defer payments of interest will not cause the Subordinated Debt Securities to be considered to be issued with OID at the time of their original issuance unless and until HSBC USA defers interest on the Subordinated Debt Securities. If HSBC USA does in fact defer any payment of interest on the Subordinated Debt Securities, the Subordinated Debt Securities would at that time be treated as issued with OID, and all stated interest on the Subordinated Debt Securities would thereafter be treated as OID as long as the Subordinated Debt Securities remained outstanding. In such event, all of a U.S. Holder’s taxable interest income with respect to the Subordinated Debt Securities generally would be accounted for as OID, as described above, regardless of such U.S. Holder’s regular method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a U.S. Holder would be required to include OID in gross income even though HSBC USA could not make any actual cash payments. The IRS has not issued specific guidance dealing with OID and the deferral of interest payments applicable to securities similar to the Subordinated Debt Securities. It is possible that the IRS could disagree with the treatment described above and take the position that the Subordinated Debt Securities are subject to the OID rules upon initial issuance. If the IRS were successful in this regard, U.S. Holders would be subject to the OID rules described above, regardless of whether HSBC USA defers payments of interest on the Subordinated Debt Securities.

Other Rules

Certain Debt Securities having OID may be redeemed prior to maturity. Such Debt Securities may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. Purchasers of such Debt Securities with a redemption feature should carefully examine the applicable Prospectus Supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and OID will depend, in part, on the particular terms and the particular features of the Debt Security.

Short-Term Notes

In the case of a Debt Security that matures one year or less from its date of issuance (a “Short-Term Note”), a cash method U.S. Holder generally is not required to accrue OID for U.S. federal income tax purposes unless such Holder elects to do so. U.S. Holders who make such an election, U.S. Holders who report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required, and does not elect, to include the OID in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such Holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued OID not previously included in income.

Market Discount

If a U.S. Holder acquires a Debt Security having a maturity date of more than one year from the date of its issuance and has an initial tax basis in the Debt Security that is less than its “stated redemption price at maturity” (or, in the case of a Debt Security with OID, less than its “adjusted issue price”), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. Holder will be required to treat any principal payment (or, in the case of a Debt Security having OID, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange or other disposition of, a Debt Security as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such Debt Security is disposed of in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Holder as if such Holder had sold the Debt Security at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a Debt Security except that, at the election of the U.S. Holder, market discount may accrue on a constant yield basis. A U.S. Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Debt Security. A U.S. Holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium and Acquisition Premium

A U.S. Holder that purchases a Debt Security having OID for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the Debt Security other than payments of qualified stated interest will be considered to have purchased such Debt Security at an “acquisition premium.” In such a case, the amount of OID otherwise includible in the U.S. Holder’s income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Debt Security immediately after its acquisition by the U.S. Holder over the adjusted issue price of the Debt Security. The denominator of this fraction is the excess of the sum of all amounts payable on the Debt Security after the purchase date, other than payments of qualified stated interest, over the Debt Security’s adjusted issue price. As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the U.S. Holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

If a U.S. Holder purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the date of acquisition (other than payments of qualified stated interest), such Holder will be considered to have purchased such Debt Security with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any OID in income. Generally, a U.S. Holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “—Taxation of Original Issue Discount”), over the remaining term of the Debt Security (where such Debt Security is not redeemable prior to its maturity date). In the case of Debt Securities that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. Holder’s yield. A U.S. Holder who elects to amortize bond premium must reduce such Holder’s tax basis in the Debt Security by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such Holder and may be revoked only with the consent of the IRS.

Election to Treat all Interest as OID

A U.S. Holder may elect to include in gross income its entire return on a Debt Security (i.e., in general, the excess of all payments to be received on the Debt Security over the amount paid for the Debt Security by such Holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a Debt Security with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a Debt Security with market discount will result in a deemed election to accrue market discount in income currently for such Debt Security and for all other debt instruments acquired by the U.S. Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.

Sale, Exchange or Other Disposition of the Debt Securities

Upon the sale, exchange or other disposition of a Debt Security, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder’s adjusted tax basis in the Debt Security. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. Holder will be treated as a payment of interest. See “—Taxation of Interest” above. A U.S. Holder’s adjusted tax basis in a Debt Security will equal the cost of the Debt Security to such Holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and

OID, in each case to the extent previously included in income by such Holder with respect to such Debt Security, and reduced by any amortized bond premium, acquisition premium and principal payments received by such Holder and, in the case of a Debt Security having OID, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.

Generally, gain or loss realized on the sale, exchange or other disposition of a Debt Security will be capital gain or loss (except as provided under “—Contingent Notes,” “—Short-Term Notes” and “—Market Discount” above and “—Foreign Currency Notes” below), and will be long-term capital gain or loss if at the time of sale, exchange or other disposition the Debt Security has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Foreign Currency Notes

The following summary relates to Debt Securities that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar (“Foreign Currency Notes”).

A U.S. Holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such Holder prior to its receipt (e.g., qualified stated interest received by a U.S. Holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.

In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. Holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. Holder using the accrual method of accounting, accrued OID, or accrued market discount includible in income as it accrues), a U.S. Holder will be required to include in income the U.S. dollar value of the interest income (including OID or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. OID, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. Holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. Holder may elect to translate interest income (including OID and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. Holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange or other disposition.

Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. Holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

A U.S. Holder’s tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such Holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of OID or market discount, such adjustment will be made at the rate at which such OID or market discount is translated into U.S. dollars under the rules described above. A U.S. Holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. Holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder’s tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. Holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. Holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder or the “qualified business unit” of such Holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a U.S. Holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such Holder’s income or, in the case of a Short-Term Note, to the extent of any OID not previously included in such Holder’s income).

A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Treasury Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. U.S. Holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. Holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable Prospectus Supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

Pursuant to certain Treasury Regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. For certain taxpayers, the Disclosure Regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In general, a Foreign Currency Note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any exchange loss realized with respect to a Foreign Currency Note will constitute a loss resulting from a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, certain U.S. Holders of a Foreign Currency Note that recognize an exchange loss with respect to the Foreign Currency Notes in an amount that exceeds the loss threshold amount applicable to such U.S. Holder may be required to file a disclosure statement (i.e., IRS Form 8886 or other applicable form) as an attachment to the U.S. Holder’s tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss realized with respect to the Foreign Currency Note. U.S. Holders purchasing Foreign Currency Notes should consult their own tax advisors regarding the potential application of the Disclosure Regulations to their investment in such Foreign Currency Notes.

Medicare Tax

Recently enacted legislation will impose an additional 3.8% tax on some or all of the net investment income (which includes interest (including OID) and gains from a disposition of a Debt Security) of certain U.S. individuals, trusts and estates, for taxable years beginning after December 31, 2012. Prospective investors in the Debt Securities should consult their tax advisors regarding the possible applicability of this tax to an investment in the Debt Securities.

Tax Consequences to Non-U.S. Holders

Subject to the discussion of effectively connected income, backup withholding and information reporting below, payments of principal and interest (including OID) with respect to a Debt Security by HSBC USA or any paying agent to a Non-U.S. Holder are not subject to the withholding of U.S. federal income tax, provided in the case of interest (including OID), that (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of HSBC USA’s stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to HSBC USA through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; (ii) the payments are not payments of contingent interest (generally, interest (including OID), the amount of which is determined by reference to receipts, sales, cash flow, income, profits, property values, dividends or comparable attributes of HSBC USA or a party related to HSBC USA); and (iii) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the Non-U.S. Holder, as discussed in the following paragraph.

The statement requirement set forth in Section 871(h) or 881(c) of the Code is satisfied if either (1) the beneficial owner of the Debt Security certifies, under penalties of perjury, to the last United States payor (or non-United States payor who is an authorized foreign agent of the United States payor, a qualified intermediary, a United States branch of a foreign bank or foreign insurance company, a withholding foreign partnership or a withholding foreign trust) in the chain of payment (the “withholding agent”) that such owner is a Non-U.S. Holder and provides other required certifications and such owner’s name and address or (2) a securities clearing organization, a bank or another financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) that holds the Debt Security certifies to the withholding agent, under penalties of perjury, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the withholding agent with a copy thereof. The beneficial owner’s certified statement must be made on an IRS Form W-8BEN, W-8ECI or W-8EXP, or substantially similar form, each of which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN or an IRS Form W-8EXP with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the withholding agent (or financial institution) within 30 days of any change in circumstances that makes any information on the form incorrect by furnishing a new IRS Form W-8BEN, W-8ECI or W-8EXP, or substantially similar form (and the financial institution must promptly so inform the withholding agent). A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding Debt Securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of Debt Securities held by a non-withholding foreign partnership (or non-withholding foreign trust), the partners (or grantors or beneficiaries), rather than the partnership (or trust), are required to provide the certifications discussed above, and the partnership (or trust) is required to provide, in general, a Form W-8IMY and certain additional information. If a Debt Security is held through a non-U.S. securities clearing organization or a non-U.S. financial institution (other than a U.S. branch or office of such organization or institution) or a non-U.S. branch or office of a U.S. financial institution or U.S. clearing organization, the organization or institution must provide a signed statement on an IRS Form W-8IMY to the withholding agent. However, in such case, unless the organization or institution is a qualified intermediary, a withholding foreign partnership or withholding foreign trust, the signed statement must be accompanied by a copy of the IRS Form W-8BEN, W-8ECI, W-8EXP or W-9 or the substantially similar form provided by the beneficial owner (or Form W-8IMY provided by another intermediary along with the beneficial owner’s forms) to the organization or institution and such other information that is required by the IRS Form W-8IMY and Treasury Regulations, and such information must be updated as required. If the institution or organization is a qualified intermediary, withholding foreign partnership or withholding foreign trust that has entered into a qualified intermediary or similar agreement with the IRS, it must provide the withholding agent or other intermediary such additional information as is required by the agreement, IRS Form W-8IMY and Treasury Regulations.

If a Non-U.S. Holder of a Debt Security is engaged in a trade or business in the United States, and if interest (including OID) on the Debt Security is effectively connected with the conduct of that trade or business, the Non-U.S. Holder, although exempt from the withholding of tax discussed in the preceding paragraphs, will generally be subject to regular U.S. federal income tax on such interest in the same manner as if it were a U.S. Holder. The Non-U.S. Holder will be required to provide to the withholding agent an appropriate form (generally IRS Form W-8ECI), executed under penalties of perjury, in order to claim an exemption from withholding tax. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or the lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Generally, any gain or income (other than that attributable to accrued interest (including OID), which is taxable in the manner described above) realized by a Non-U.S. Holder on the disposition of a Debt Security is not subject to U.S. federal income tax unless (i) such gain or income is effectively connected with a United States trade or business of the Non-U.S. Holder; or (ii) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and either (1) the individual has a “tax home” (as defined in Section 911(d)(3) of the Code) in the United States or (2) the gain is attributable to an office or other fixed place of business maintained by the individual in the United States.

Withholding of U.S. federal income tax with respect to accrued OID may apply to payments on a redemption (or certain other sales or dispositions) of a Debt Security held by a Non-U.S. Holder that does not provide appropriate certification to the withholding agent.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to payments of principal, interest, OID and premium paid on Debt Securities and to the proceeds of sale of a Debt Security paid to U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number and required certifications (generally on IRS Form W-9) or certification of foreign or other exempt status or if the withholding agent is informed by the IRS that the U.S. Holder failed to report in full dividend and interest income.

Any amounts withheld under backup withholding rules will be allowed as a refund or credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

Information reporting will generally apply to payments of interest (including OID) and the amount of tax, if any, withheld with respect to such payments to Non-U.S. Holders of Debt Securities in registered form. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding generally will not be required if the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the Non-U.S. Holder, as discussed above.

In addition, except as otherwise set forth in this discussion (and provided that the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person), backup withholding and information reporting will not apply to the amount payable (whether in respect of principal, interest, OID, premium or otherwise) in respect of a Debt Security paid or collected by a foreign office of a foreign custodian, foreign nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or to the payment outside the United States of the proceeds of a sale (including a redemption) of a Debt Security through a foreign office of a foreign “broker” (as defined in applicable United States Treasury Regulations). If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a United States trade or business or a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, then such payments will not be subject to backup withholding, but will be subject to information reporting unless such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Payments on a Debt Security to the beneficial owner thereof by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale (including a redemption) of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner certifies as to its non-U.S. status under penalties of perjury, and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person, or the beneficial owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Foreign Account Tax Compliance Act

On March 18, 2010, the Hiring Incentives to Restore Employment Act (the “HIRE Act”) was signed into law. Under certain circumstances, the HIRE Act will impose a withholding tax of 30% on payments of U.S. source income (including interest and original issue discount) on, and the gross proceeds from a disposition of, securities made to certain foreign entities unless various information reporting requirements are satisfied. We will not pay any additional amounts in respect of such withholding. These rules generally would apply to payments made after December 31, 2012. Despite the December 31, 2012 date set forth in the HIRE Act, the U.S. Treasury Department has issued preliminary guidance indicating that the withholding tax on U.S. source income will not be imposed with respect to payments made prior to January 1, 2014 and that the withholding tax on gross proceeds from a disposition of securities will not be imposed with respect to payments made prior to January 1, 2015. Under the HIRE Act, the withholding and reporting requirements generally will not apply to payments made on, or gross proceeds from a disposition of, securities outstanding as of March 18, 2012 (the “Grandfather Date”). However, the U.S. Treasury Department has released proposed regulations that would extend the Grandfather Date to January 1, 2013. These proposed regulations would be effective once finalized. Prospective investors should consult their tax advisors regarding the HIRE Act.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Initial Offering and Sale

HSBC USA may sell the securities in their initial offering in any of four ways: (i) through underwriters or dealers for resale; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. The securities HSBC USA distributes by any of these methods may be sold to the public, in one or more transactions, either (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to prevailing market prices; or (iv) at negotiated prices. Any underwriters, dealers and agents may include HSBC Securities (USA) Inc., an affiliate of HSBC USA, for offers and sales in the United States, and other affiliates for offers and sales outside of the United States, as described below. The applicable Prospectus Supplement will set forth the terms of the securities being offered, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to HSBC USA from such sale, any underwriting discounts and other items constituting underwriters’ compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the offered securities are sold through underwriters, the applicable Prospectus Supplement will describe the nature of the obligation of the underwriters to take and pay for the offered securities. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of offered securities will be named in the applicable Prospectus Supplement, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

The offered securities may be sold directly by HSBC USA or through agents designated by HSBC USA from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered is named, and any commissions payable by HSBC USA to such agent are set forth, in the applicable Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the offered securities may be entitled under agreements that may be entered into with HSBC USA, to indemnification by HSBC USA against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof.

If so indicated in the applicable Prospectus Supplement, HSBC USA will authorize underwriters, dealers or other persons acting as HSBC USA’s agents to solicit offers by certain institutions to purchase offered securities from HSBC USA pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HSBC USA. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the offered securities are also being sold to underwriters, HSBC USA must sell to such underwriters the offered securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Certain of the underwriters, dealers, agents or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to HSBC USA and its affiliates, for which such underwriters, dealers, agents or their affiliates have received or will receive customary fees and commissions.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of HSBC USA or its affiliates. These underwriters, dealers and agents, or their affiliates, that have a lending relationship with HSBC USA routinely hedge their credit exposure to HSBC USA consistent with their customary risk management policies. Typically, these parties would hedge such exposure to HSBC USA by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in HSBC USA’s securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These underwriters, dealers and agents, or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

HSBC USA and HSBC Securities (USA) Inc. are wholly owned indirect subsidiaries of HSBC Holdings. HSBC Securities (USA) Inc., a broker-dealer subsidiary of HSBC Holdings, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of the offered securities in which HSBC Securities (USA) Inc. participates will conform to the requirements of FINRA Rule 5121 and, in accordance with FINRA Rule 5121, in such offerings HSBC Securities USA Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer. The maximum underwriting discounts and commissions to be received by any FINRA member or independent broker/dealer in connection with any distribution of offered securities will not exceed of 8% of the principal amount of such offered securities.

Each series of offered securities will be a new issue of securities and will not have an established trading market prior to its original issue date. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange or admitted for trading in an automated quotation system. No assurance can be given as to the liquidity or trading market for any of the offered securities.

Unless otherwise specified in the applicable Prospectus Supplement, payment of the purchase price for the securities will be required to be made in immediately available funds on the date of settlement.

Market-Making Resales by Affiliates

This prospectus together with the applicable Prospectus Supplement and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC USA may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSBC Securities (USA) Inc. nor any other affiliate of HSBC USA has an obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, in its sole discretion.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities that have previously been issued.

HSBC USA does not expect to receive any proceeds from market-making transactions. HSBC USA does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC USA.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless HSBC USA or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

NOTICE TO CANADIAN INVESTORS

The offering of the offered securities in Canada is being made solely by this prospectus and any accompanying Prospectus Supplement and any decision to purchase offered securities should be based solely on information contained in or incorporated by reference into these documents. No person has been authorized to give any information or to make any representations concerning this offering other than those contained in or incorporated by reference into these documents. These documents constitute an offering in Canada of the offered securities described herein only in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Québec (the “Private Placement Provinces”).

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by any dealer as to the accuracy or completeness of the information contained in this prospectus or any accompanying Prospectus Supplement or any other information provided by HSBC USA in connection with the offering of the offered securities in Canada.

Resale Restrictions

The distribution of the offered securities in Canada is being made only on a private placement basis exempt from the requirement that HSBC USA prepare and file a prospectus with the securities regulatory authorities in each of the Private Placement Provinces. Accordingly, any resale of the offered securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with the available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the offered securities.

HSBC USA is not a “reporting issuer,” as such term is defined under applicable Canadian securities laws, in any Private Placement Province or elsewhere in Canada. Canadian investors are advised that HSBC USA currently does not intend to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the offered securities to the public in any province or territory of Canada in connection with this offering.

Representations of Purchasers

Each purchaser of offered securities in Canada will be deemed to have represented to HSBC USA and any dealer who sells offered securities to such purchaser that: (a) the offer and sale of the offered securities was made exclusively through the final version of the prospectus and any accompanying Prospectus Supplement and was not made through an advertisement of the offered securities in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (b) such purchaser has reviewed and acknowledges the terms referred to above under “Resale Restrictions;” (c) where required by law, such purchaser is purchasing as principal for its own account and not as agent for the benefit of another person; and (d) such purchaser, or any ultimate purchaser for which such purchaser is acting as agent, is entitled under applicable Canadian securities laws to purchase such offered securities without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing:

(i)	in the case of a purchaser resident in Ontario, the purchaser is:

(A)	an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and is purchasing the securities from a dealer registered as an “investment dealer” or “exempt market dealer” within the meaning of subsection 26(2) of the Securities Act (Ontario); or

(B)	an “accredited investor” as defined in section 1.1 of NI 45-106 and a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements and Exemptions (“NI 31-103”) and is purchasing the securities through a dealer permitted to rely on the “international dealer exemption” contained in section 8.18 of NI 31-103;

(ii)	in the case of a purchaser in a Private Placement Province other than Ontario, the purchaser is:

(A)	an “accredited investor” as defined in section 1.1 of NI 45-106 and is purchasing the securities from a dealer registered as an “investment dealer” or “exempt market dealer” within the meaning of subsection 7.1(2)(a) and 7.1(2)(d) of NI 31-103, respectively; or

(B)	an “accredited investor” as defined in section 1.1 of NI 45-106 and a “permitted client” as defined in section 1.1 of NI 31-103 and is purchasing the securities from a dealer permitted to rely on the “international dealer exemption” contained in section 8.18 of NI 31-103.

In addition, each resident of Ontario who purchases offered securities will be deemed to have represented to HSBC USA and each dealer from whom a purchase confirmation is received, that such purchaser: (a) has been notified by HSBC USA (i) that HSBC USA is required to provide information (“personal information”) pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the number and value of any offered securities purchased), which Form 45-106F1 is required to be filed by HSBC USA under NI 45-106; (ii) that such personal information will be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106; (iii) that such personal information is being collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario; (iv) that such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (v) that the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk to the Director of Corporate Finance at the OSC, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684; and (b) has authorized the indirect collection of the personal information by the OSC. Further, the purchaser acknowledges that its name, address, telephone number and other specified information, including the number of offered securities it has purchased and the aggregate purchase price to the purchaser, may be disclosed to other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Canadian securities laws. By purchasing the offered securities, each Canadian purchaser consents to the disclosure of such information.

Certain Relationships and Related Transactions

HSBC USA and certain of the dealers who may effect sales of offered securities in Canada are indirect subsidiaries of HSBC Holdings plc. By virtue of such common ownership, HSBC USA is a “related issuer” and may be a “connected issuer” for the purposes of Canadian securities legislation. This relationship and other related matters are set forth in greater detail in this prospectus and any accompanying Prospectus Supplement. See “HSBC USA, INC.,” “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)” in this prospectus and the description of the use of proceeds and underwriting arrangements in any accompanying Prospectus Supplement. Any decision of HSBC Securities (Canada) Inc. to act as dealer in respect of the offered securities will be made independently of its affiliates.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus and any accompanying Prospectus Supplement does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered securities and, in particular, does not address Canadian tax considerations. Canadian investors should consult their own legal and tax advisers with respect to the tax consequences of an investment in the offered securities in their particular circumstances and with respect to the eligibility of the offered securities for investment by such investor under relevant Canadian legislation and regulations. Canadian investors should likewise consult with their own legal and tax advisers concerning the foreign income tax consequence of an investment in the offered securities, if any.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian Private Placement Provinces provides purchasers of securities with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where this prospectus and any accompanying Prospectus Supplement and any amendment to them contains a “Misrepresentation.” Where used herein, “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation.

Ontario

Section 130.1 of the Securities Act (Ontario) provides that every purchaser of securities pursuant to an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event that the offering memorandum contains a Misrepresentation. A purchaser who purchases securities offered by the offering memorandum during the period of distribution has, without regard to whether the purchaser relied upon the Misrepresentation, a right of action for damages or, alternatively, while still the owner of the securities, for rescission against the issuer and any selling security holder provided that:

(a)	if the purchaser exercises its right of rescission, it shall cease to have a right of action for damages as against the issuer and the selling security holders, if any;

(b)	the issuer and the selling security holders, if any, will not be liable if they prove that the purchaser purchased the securities with knowledge of the Misrepresentation;

(c)	the issuer and the selling security holders, if any, will not be liable for all or any portion of damages that it proves do not represent the depreciation in value of the securities as a result of the Misrepresentation relied upon; and

(d)	in no case shall the amount recoverable exceed the price at which the securities were offered.

Section 138 of the Securities Act (Ontario) provides that no action shall be commenced to enforce these rights more than:

(a)	in the case of an action for rescission, 180 days from the day of the transaction that gave rise to the cause of action; or

(b)	in the case of an action for damages, the earlier of:

180 days from the day that the purchaser first had knowledge of the facts giving rise to the cause of action; or

three years from the day of the transaction that gave rise to the cause of action.

This prospectus and any accompanying Prospectus Supplement are being delivered in reliance on exemptions from the prospectus requirements contained under NI 45-106 (the “accredited investor” exemption). The rights referred to in section 130.1 of the Securities Act (Ontario) do not apply in respect of an offering memorandum (such as this prospectus and any accompanying Prospectus Supplement) delivered to a prospective purchaser in connection with a distribution made in reliance on the exemption from the prospectus requirement in section 2.3 of NI 45-106 if the prospective purchaser is:

(a)	a Canadian financial institution (as defined in NI 45-106) or a Schedule III bank,

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada), or

(c)	a subsidiary of any person referred to in paragraphs (a) and (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

Saskatchewan

Saskatchewan securities legislation provides that in the event that an offering memorandum, together with any amendments thereto, or advertising and sales literature disseminated in connection with an offering of securities contains a misrepresentation, a purchaser who purchases such securities has, without regard to whether the purchaser relied on the misrepresentation, a right of action for damages against: (a) the issuer and the selling security holder on whose behalf the distribution is made; (b) every promoter and director of the issuer or the selling security holder, as the case may be, at the time the offering memorandum or any amendment to it was sent or delivered; (c) every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them; (d) every person who or company that, in addition to the persons or companies mentioned in clauses (a) to (c), signed the offering memorandum or the amendment to the offering memorandum; and (e) every person who or company that sells securities on behalf of the issuer and the selling security holder under the offering memorandum or amendment to the offering memorandum. If such purchaser elects to exercise a statutory right of rescission against the issuer or selling security holder, it shall have no right of action for damages against that person or company. No such action for rescission or damages shall be commenced more than, in the case of a right of rescission, 180 days after the date of the transaction that gave rise to the cause of action or, in the case of any action, other than an action for rescission, before the earlier of (i) one year after the purchaser first had knowledge of the facts giving rise to the cause of action, and (ii) six years after the date of the transaction that gave rise to the cause of action.

The Saskatchewan legislation provides a number of limitations and defences, including: (a) no person or company will be liable if the person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation; (b) in the case of an action for damages, no person or company will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the securities as a result of the misrepresentation; and (c) in no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser. No person or company, other than the issuer, will be liable if the person or company proves that: (a) the offering memorandum or any amendment to it was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered; (b) after the filing of the offering memorandum or any amendment to it and before the purchase of securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum or any amendment to it, the person or company withdrew the person’s or company’s consent to it and gave reasonable general notice of the person’s or company’s withdrawal and the reason for it; (c) with respect to any part of the offering memorandum or any amendment to it purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that (i) there had been a misrepresentation, or (ii) the part of the offering memorandum or any amendment to it did not fairly represent the report, opinion or statement of the expert or was not a fair copy of, or an extract from, the report, opinion or statement of the expert; (d) with respect to any part of the offering memorandum or any amendment to it purporting to be made on the person’s or company’s own authority as an expert or purporting to be a copy of or an extract from the person’s or company’s own report, opinion or statement as an expert that contains a misrepresentation attributable to failure to represent fairly his, her or its report, opinion or statement as an expert, (i) the person or company had, after reasonable investigation, reasonable grounds to believe, and did believe, that the part of the offering memorandum or any amendment to it fairly represented the person’s or company’s report, opinion or statement, or (ii) on becoming aware that the part of the offering memorandum or of any amendment to it did not fairly represent the person’s or company’s report, opinion or statement as an expert, the person or company immediately advised the Saskatchewan Securities Commission and gave reasonable general notice that such use had been made of it and that the person or company would not be responsible for that part of the offering memorandum or of the amendment to it; or (e) with respect to a false statement purporting to be a statement made by an official person or contained in what purports to be a copy of or extract from a public official document, the statement was a correct and fair representation of the statement or copy of or extract from the document and the person or company had reasonable grounds to believe, and did believe, that the statement was true.

The Saskatchewan legislation also provides that where an individual makes a verbal statement to a prospective purchaser that contains a misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser is deemed to have relied on the misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for damages against the individual who made the verbal statement.

The Saskatchewan legislation provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of Saskatchewan securities legislation, regulations or a decision of the Saskatchewan Financial Services Commission.The Saskatchewan legislation also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment to it was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities, as required by the Saskatchewan legislation.

The Saskatchewan legislation also provides that a purchaser who has received an amended offering memorandum that was amended and delivered in accordance with such legislation has a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum.

Enforcement of Legal Rights

All of HSBC USA’s directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon HSBC USA or such persons. All or a substantial portion of the assets of HSBC USA and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against HSBC USA or such persons in Canada or to enforce a judgment obtained in Canadian courts against HSBC USA or such persons outside of Canada.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

NOTICE TO EEA INVESTORS

In relation to any Member State of the European Economic Area which has implemented the Prospectus Directive (2003/71/EC) (each, a “Relevant Member State”), with effect from and including the date (the “Relevant Implementation Date”) on which the Prospectus Directive is implemented in that Relevant Member State, no offering has been made, and no offering will be made, of securities which are the subject of the offering contemplated by this base prospectus and the relevant prospectus supplement and pricing supplement to the public in that Relevant Member State except that the underwriters may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

(a)	if any offer of the securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final offering document contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final offering document, as applicable, and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter nominated by the issuer for any such offer; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (b) to (d) above shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable a prospective investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and “2010 PD Amending Directive” means Directive 2010/73/EU.

CERTAIN ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain restrictions on employee benefit plans (“ERISA Plans”) that are subject to Title I of ERISA and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such ERISA Plan who is considering the purchase of offered securities on behalf of such ERISA Plan should determine whether such purchase or holding is permitted under the governing ERISA Plan documents and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code, including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code (such plans and ERISA Plans, “Plans”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary or other person considering the purchase of offered securities should consider whether such a purchase or holding might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

HSBC USA, the underwriter, dealer or agent selling offered securities, may be considered a “party in interest” or a “disqualified person” with respect to many Plans. The purchase and/or holding of offered securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which HSBC USA, or the underwriter, dealer or agent selling offered securities, is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such offered securities are acquired and is held pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment finds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts), PTCE 96-23 (an exemption for certain transactions determined by in-house investment managers), or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), although there can be no assurance that all of the conditions of any such exemptions will be satisfied. By purchase of the offered securities, a Plan will be deemed to represent that such purchase and the subsequent holding of the offered securities will not result in a non-exempt prohibited transaction. Each pension or other employee benefit plan proposing to acquire any offered securities should consult with its counsel.

LEGAL OPINIONS

The legality of certain of the offered securities will be passed upon for HSBC USA by Mick Forde, Senior Vice President, Deputy General Counsel—Corporate and Assistant Secretary of HSBC USA. The validity of certain debt securities offered hereby will be passed upon for HSBC USA by Sidley Austin LLP, New York, New York. Certain matters of Maryland law will be passed upon for HSBC USA by Wilmer Cutler Pickering Hale and Dorr LLP. Sidley Austin LLP, New York, New York has acted as special tax counsel to HSBC USA in connection with tax matters related to the issuance of the securities. Certain legal matters will be passed upon for the underwriters and agents by Shearman & Sterling LLP, New York, New York, or such other counsel as is named in the applicable Prospectus Supplement. Mr. Forde is an officer of HSBC USA and owns equity securities of HSBC. Sidley Austin LLP and Wilmer Cutler Pickering Hale and Dorr LLP have in the past represented and continue to represent HSBC USA and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of HSBC USA Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, incorporated in this prospectus by reference, and the effectiveness of HSBC USA Inc.’s internal control over financial reporting have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their reports dated February 27, 2012, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of KPMG LLP and upon the authority of said firm as experts in accounting and auditing.

HSBC USA Inc.

$                 % Senior Notes due 2017

$                 % Senior Notes due 2019

$                 % Senior Notes due 2024

$             Floating Rate Senior Notes due 2017

Prospectus    Supplement

HSBC

June     , 2014